Pages where confidential treatment has been requested are stamped ‘Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission,’ and the confidential section has been marked as follows: [***].
Exhibit 10.12
SPONSORED RESEARCH AGREEMENT
between
Ceres, Inc.
and
The Texas Agricultural Experiment Station
of The Texas A&M University System
     This agreement (“Agreement”) is made and entered into by and between Ceres, Inc., a corporation with principal offices in Thousand Oaks, California, a Delaware corporation (“CERES”) and The Texas Agricultural Experiment Station (“TAES”) with principal offices in College Station, Texas, a member of The Texas A&M University System (“TAMUS”), an agency of the State of Texas, collectively referred to as “Parties” and individually as “Party.”
WITNESSETH:
WHEREAS, TAES and CERES have in common the desire to encourage and facilitate the discovery, dissemination and application of new knowledge, and CERES desires to support said research;
WHEREAS, the Parties desire to improve germplasm, develop lines and hybrids of sorghum and its interbreeding species and develop DNA markers and marker platform technology to advance the development of biomass/bioenergy crops;
WHEREAS, the Parties have agreed on guidelines setting forth how CERES and TAES will cooperate to make the benefits of such crops available to the public.
NOW THEREFORE, in consideration of the mutual covenants and premises contained in this Agreement, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:
Article 1. Scope and Management of Work
A. TAES agrees to perform the work set forth in Appendix A (the “Program”) entitled “Crop Development Using Marker-Assisted Breeding.” Any additional work not specifically identified in the scope of work statement, but which is indicated during the course of the study shall be separately negotiated and funded for the appropriate amounts to be agreed upon by CERES and TAES.
B. The work will be under the direction of TAES’ principal investigators, Prof. William Rooney and Prof. John Mullet (each a “Principal Investigator”). No substitution may be made for TAES’ principal investigator without the prior written concurrence of CERES.
C. A committee of four members (the “Management Committee”) will oversee the implementation of the Program. Two members will be nominated by each Party to serve on the Management Committee.
D. The Management Committee will be a forum for communication and exchange of information regarding the implementation of the Program. It shall have no authority to make any modifications to this Agreement, but may formulate recommendations to change the Program or to take advantage of additional funding opportunities and present such recommendations to CERES and TAES for consideration. TAES agrees to permit CERES representatives to confer as necessary with Principal Investigators. It is understood and agreed that the Management Committee and CERES representatives have no authority to supervise, direct or control the work performed hereunder.
E. Recommendations of the Management Committee shall be made by unanimous agreement and recorded in a manner prescribed by the Management Committee as a true record of the recommendations. If the Management Committee cannot come to a unanimous agreement on any matter then the Management Committee shall make no recommendation on that matter.
F. TAES’ contact for administrative matters relating to the work performed hereunder is:
Diane Gilliland
Agriculture Program Contracts & Grants
2147 TAMU
College Station, TX 77843-2147
d-gilliland@tamu.edu
Phone: (979) 845-4761
Fax: (979) 862-7775
Physical Address:
3000 Briarcrest Dr. Suite 101
Bryan, TX 77802
G. Each Party will require any and all of its employees and researchers who will perform Program activities to sign a statement stating that they have read and understand the obligations of TAES under Article 11 (Confidentiality) and Article 15 (Materials). TAES affirms that, as per The Texas A&M University System Policy 17.01, Subsection 2.2.1, intellectual property conceived or developed with support from the System or any of its members in the form of administered funds shall be owned by the System, and that the funding received from CERES will constitute such administered funds under such policy.
H. Each Party will conduct Program activities exclusively in laboratories, greenhouses or fields under full control of or owned by that Party. Each Party will take all reasonable precautions to prevent damage to, or unintentional destruction of or release of any germplasm created in the Program.

I. Each Party will strictly comply, and use its best efforts to cause its employees and researchers conducting Program activities to comply, with notebook and breeding book keeping policies of the highest standards as applicable in the field. Each Party will record and keep all field evaluation, composition and marker data in user-friendly electronic database format.
J. Each Party shall be responsible for its compliance with all applicable laws, rules and regulations, including, without limitation, those relating to genetically modified organisms (to the extent the Program involves such organisms), and for obtaining any and all permits or authorizations or proceed to any notifications which may be required by such laws, rules and regulations.
K. When contributing sorghum germplasm for Program activities, the contributing Party will verify what the origin of the material is and inform the other Party in writing from whom/where and approximately on what date such Party initially obtained such germplasm. If the germplasm contributed is governed by the Convention on Biological Diversity (“CBD”), the contributing Party will be responsible for obtaining all necessary authorizations to commercialize any progeny of such material under defined financial terms and conditions, and neither Party will use any germplasm in the Program for which the preceding condition is not satisfied. Further, each Party shall only contribute germplasm to the Program for which such Party has breeding rights with the right to commercialize the progeny.
L. Any subcontracting of Program activities to a third party by TAES will be subject to CERES’ prior written approval which will not be unreasonably withheld.
M. TAES agrees not to conduct Germplasm Improvement (as defined in Article 8.A.2) under a funding or collaboration agreement which grants rights to any person or entity other than CERES in Biomass/Bioenergy Sorghum (as defined in Article 8.A.2) during the term of this Agreement.
Article 2. Period of Performance
The period of performance for this Agreement shall begin on September 3, 2007, and shall end on September 2, 2012 (“Program Term”). This period may be extended by mutual agreement of the Parties in writing.
Article 3. Consideration and Payment
A. CERES agrees to pay for the direct and indirect cost of work of this Agreement to a maximum amount of four million three hundred ninety three thousand one hundred fifty eight dollars ($4,393,158) as described in the budget and attached as Appendix B. Twenty payments in the amount of $193,157.90 shall be made quarterly with the first payment being due and payable within thirty (30) days of execution of this Agreement. In addition to the quarterly payments, CERES agrees to pay $470,000.00 within thirty

(30) days of execution of this Agreement and $60,000.00 upon the first anniversary of this Agreement for the purchase of equipment as described in Appendix B. TAES will invoice CERES when the payments become due. All payments to TAES under this Agreement shall be made payable to The Texas Agricultural Experiment Station and forwarded to the address designated in Article 5.
B. TAES will expend these funds as needed for labor, equipment, travel, and other operating costs in connection with the research. The unexpended balance or any unused supplies remaining at the completion of the project shall remain the sole property of TAES. The Parties agree that unexpended funds will be used to extend the term and/or scope of the Program and that they shall amend this Agreement accordingly. Title to all equipment purchased under this Agreement shall vest with TAES upon acquisition.
C. If, at any time, TAES has reason to believe that the cost of the work will exceed the amount set forth in Article 3.A, TAES will notify CERES in writing, giving a revised budget for completion of the work. CERES will not be obligated to reimburse TAES for any cost in excess of the amount set forth in Article 3.A, and, subject to diligent performance of the Program activities, TAES will not be obligated to continue the work or incur costs in excess of that amount unless and until this Agreement is amended to increase the maximum amount.
D. CERES and TAES may jointly seek additional funding opportunities from Federal and State funding sources in support of the Program or in support of expansion of the Program. Where accepting funds from such additional sources would conflict with the obligations of TAES to CERES, such acceptance of funds will be contingent upon the approval and subsequent amendment of the Agreement by the Parties.
Article 4. Exchange of Information, Data and Germplasm
The Parties intend to reasonably share all information and data that they develop during the course and for the purpose of the Program. At its sole discretion, CERES may designate information and data that it develops and shares with TAES as CERES Confidential Information and such Confidential Information shall be subject to the terms of Article 11. The Management Committee will meet at least quarterly with additional meetings as mutually agreed upon and exchange information and data regarding the implementation of the Program. At least one (1) week before each Management Committee meeting, each Party will provide the other Party with a report on the Program activities performed since the last Management Committee meeting. A preferred format for such reports will be created by the Management Committee. Such reports will contain at least the following:
—    quarterly status update and FTE breakout;
—    actual spending relative to budget;
—    description of Subject Inventions and germplasm generated during the period; and
—    copies of slide presentations summarizing research progress.

Additional information, if not specifically included in the reports, shall be delivered as supporting information at the related quarterly meeting, if available:
—    breeding records;
—    copies of field or greenhouse books and records; and
—    copies of raw field trial data.
TAES shall supply samples of germplasm and Lines developed in the course of the Program activities upon request by CERES. Further, the following procedure will be followed for release of Lines. “Release Date” means the date that a Line developed, tested and evaluated pursuant to the terms of this Agreement is ready for release for commercialization, wherein upon such decision, such variety will be formally released by TAES (if owned by TAES) or CERES and TAES jointly (if jointly owned). CERES, on advice of the breeder(s) of each Line, shall establish, in its sole discretion, an appropriate Release Date for such Lines. The Parties agree that the development of new Lines will not always result in Lines that are commercially acceptable or releasable.
Article 5. Notices
Formal notices provided under this Agreement must be in writing and delivered by (i) certified mail, return receipt requested; (ii) hand delivered; (iii) facsimile with receipt of a successful transmission confirmation; (iv) email; or (v) delivery by a reputable overnight courier service (in the case of delivery by facsimile or email the notice must be followed immediately by a copy of the notice being delivered by a means provided in (i), (ii), or (v)). The notice will be deemed given on the day the notice is received. In the case of notice by facsimile or email, the notice is deemed received at the local time of the receiving machine, and if not received, then the date the follow-up copy is received. Notices must be delivered to the following addresses or at such other addresses as may be later designated in writing.

TAES:	Diane Gilliland
Agriculture Program Contracts & Grants
2147 TAMU
College Station, TX 77843-2147
d-gilliland@tamu.edu
Phone: (979) 845-4761
Fax: (979) 862-7775

Physical Address:
3000 Briarcrest Dr. Suite 101
Bryan, TX 77802

CERES:	Director of Business Development
cc: Legal Department
Ceres, Inc.
1535 Rancho Conejo Blvd.

Thousand Oaks, CA 91320
Phone: (805) 376-6500
Fax: (805) 376-6549
Article 6. Independent Contractor
A. It is expressly understood and agreed that TAES is an independent contractor in the performance of the research and is not acting as a partner, joint venturer, or agent of CERES under this Agreement. The employees, researchers, officers, or agents of TAES or TAMUS shall not be considered or deemed to be employees, researchers, officers, or agents of CERES. TAES shall have exclusive direction and control over the manner and method of carrying out the tasks for accomplishing the research to be performed pursuant to this Agreement, CERES being interested only in the completed performance of the research contemplated.
B. Neither Party is authorized or empowered to act as an agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty, or representation as to any matter. Neither shall be bound by the acts or conduct of the other.
Article 7. Publicity
A. CERES shall not indicate, directly or indirectly, any endorsement by TAMUS, TAES, or any component institution or agency of TAMUS, of any products or services of CERES for any reason whatsoever, without obtaining the express, prior written consent of TAMUS. CERES shall not use the name of TAMUS, TAES, or any component institution or agency of TAMUS, nor the names of any of their employees or researchers nor any adaptation in any advertising, promotional or sales literature to be disseminated to the public without prior written consent obtained from TAMUS in each case.
B. Notwithstanding any provision of this Article, either of the Parties can disclose or otherwise acknowledge, without restriction, the existence of this Agreement as well as the collaborative relationship between the Parties without the prior consent of the other Party. Notwithstanding the unilateral disclosure rights provided for in this Article, if the disclosure or acknowledgement takes the form of a written release by the disclosing Party, the disclosing Party shall provide the other Party a copy of any such unilateral disclosure prior to its release so as to allow the other Party to comment and shall take such comments reasonably into account. However, no advance copy needs to be provided of any releases referred to in Article 7.C. or of any releases which are identical to previous releases.
C. The Parties may issue joint press releases regarding their collaboration. Any such press release and any press release by either Party will be subject to the prior written approval of both Parties; provided however, that (i) CERES shall have the right to otherwise disclose information as may be required in CERES’ judgment to comply with SEC or IRS regulations or other laws, rules or regulations governing disclosure of information or to (potential) investors or business partners and (ii) TAES shall have the right to otherwise disclose information as may be required in TAES’ judgment to comply with laws, rules or regulations governing disclosure of information. Notwithstanding the unilateral disclosure rights provided for in this Article, the disclosing Party shall provide the other Party a copy of any such unilateral disclosure preferably prior to its release.
Article 8. Intellectual Property
A. General
(1) Except for grants of copyright, all grants of intellectual property rights as set forth in this Article 8 will be made through the instrument of license agreement substantially in the forms included in the Intellectual Property Rights Agreement (“IPRA”) of even date herewith between TAMUS and CERES.
(2) All grants of intellectual property rights as set forth in this Article 8 will be subject to TAES reservation of an irrevocable, nonexclusive, royalty-free right to use or practice the intellectual property for research and educational purposes only and for the conduct of third party sponsored research; subject, however, to compliance with the Guidelines for Future Collaborative Opportunities which both Parties agree to comply with and which are included in the IPRA. This reservation excludes Lines developed by CERES or other intellectual property rights of CERES. TAES agrees that such sponsored research will not grant to third party sponsors any rights already granted to CERES, and that such third party sponsors will be notified of TAES’ use of Subject Inventions and Lines which are licensed or optioned to CERES. Further, TAES agrees that germplasm developed using Lines will only be released or made available to third parties for commercialization or Germplasm Improvement when (i) such germplasm is less than five percent (5%) identical to any of the Lines under exclusive option or exclusive license to CERES based on DNA Marker Analysis, (ii) contains no specific Allele(s) optioned or exclusively licensed to CERES to which a Line’s specific valuable phenotype is attributable and (iii) contains no Subject Inventions optioned or exclusively licensed to CERES, or other CERES proprietary technology. The foregoing provisions do not limit and are subject to Article 1.M hereof. “Germplasm Improvement” shall mean any activities to improve sorghum to produce Biomass/Bioenergy Sorghum, including without limitation selection, breeding, marker development or marker assisted breeding or transgenic improvement. “Biomass/Bioenergy Sorghum” shall mean sorghum which has been bred for the purpose of conversion to fuels or energy, including but not limited, bred to produce higher biomass yields, higher yields of cellulose, higher yields of sugar , other improved composition, improved agronomics, improved net energy balance, improved energy density or which has been bred to make its cellulose or sugars more available to conversion or more efficiently converted. Biomass/Bioenergy Sorghum shall not include (i) sorghum which has been improved through breeding for increased starch yields, including but not limited to grain sorghums, even where such sorghum must necessarily produce increased yields of sugar to achieve increased starch content or (ii) sorghum which has been improved through breeding for a purpose that does not include conversion to fuels or energy, including but not limited to the purposes of sugar production, silage, forage, grain or other traditional uses for sorghum. TAES will notify CERES in advance in writing of any contemplated projects under (i) or (ii) which would result in the grant of rights by TAES or TAMUS to a for-profit party, and at CERES’ request discuss such project with CERES, subject to any applicable confidentiality provisions, “DNA Marker Analysis” shall mean a comparison according to a mutually agreed process based on a mutually agreed set of approximately one hundred (100) markers. The Management Committee will define DNA Marker Analysis within two (2) years of the latest signature date of this Agreement.
(3) The Parties shall consult as soon as possible but in any case within twenty (20) days of receiving an Invention Notice. Such consultation shall concern whether to proceed to obtain intellectual property protection on disclosed CERES Inventions, TAES Inventions and/or Joint Inventions or whether to protect the same through other methods. (All such terms are as defined hereinafter in Article 8 C.(1).)
Each Party shall be responsible for securing intellectual property protection for its own Subject Inventions. CERES shall have the first option to pursue protection of Joint Inventions, and any protection of Lines which are jointly owned, in the joint names of both Parties. If CERES so elects by written notice within sixty (60) days of such initial consultation or with respect to Lines, at any time but before ninety (90) days after the end of the period set forth in Article 2, CERES shall be the “Administering Party” for the purposes of this Agreement. If CERES does not so elect, TAES shall be the Administering Party for the purposes of this Agreement.
TAES may, at its sole discretion, make a written request that CERES be the Administering Party for certain TAES Inventions or other Subject Inventions for which it is the Administering Party. Should CERES agree, it shall provide notice of its agreement in writing and shall be the Administering Party for such Inventions.
The Administering Party shall be responsible for retaining counsel, overseeing the process of securing intellectual property protection (i.e., the preparation, filing and prosecution of patent or plant variety rights application(s)) and maintaining intellectual property protection for the mutual benefit of the Parties, in its best judgment, for that which it had prosecution responsibility. In addition to other reporting responsibilities provided below, the Administering Party shall promptly notify the other Party following retention of counsel. The Parties will provide, and cause their respective employees, researchers and agents to provide, all reasonable assistance which may be required in connection with the filing and prosecution of such intellectual property rights, including without limitation the signing of documents.
The Administering Party shall keep the non-administering Party advised as to all developments with respect to all patent and plant variety rights application(s) and issued patents and plant variety rights covering TAES owned or jointly owned Subject Inventions or TAES owned or jointly owned Lines, which includes supplying copies of all papers received and filed in connection with such applications and patents in sufficient time for the non-administering Party to comment thereon. Any decision which would result in a change of legal inventorship or ownership of a patent, patent application or plant variety rights certificate shall not be taken by an Administering Party unless it has first received authorization in writing from the non-administering Party, provided that the Parties shall comply with U.S. law on inventorship.
CERES agrees to bear all legal expenses incurred by CERES as an Administering Party in obtaining and maintaining patents and plant variety rights, U.S. and foreign, covering Subject Inventions and Lines.
B. Copyright
(1) Title. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of the Program by TAES employees and/or researchers only shall remain with TAES. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of the Program by CERES employees only shall remain with CERES. Title to and the right to determine the disposition of any copyrights or copyrightable material first produced or composed in the performance of the Program by employees and/or researchers of both TAES and CERES shall remain with TAES and CERES.
(2) License to Copyrightable Materials (excluding software). TAES grants to CERES an irrevocable, royalty-free, non-transferable, non-exclusive right and license in TAES’ rights in any copyrightable materials (technical data, reports, etc.) first developed in the performance of the Program to use, reproduce, display and perform (to the extent not prohibited by applicable law). Such grant excludes rights in computer software (including both source and executable code) first developed under this Agreement, its documentation, and/or information databases (“Software”).
(3) First Right to Negotiate for Commercial License. Additionally, TAES grants to CERES a time-limited first right to negotiate a non-exclusive or exclusive, at CERES’ election, commercial license (i) to use, reproduce, display, and perform Software for commercial purposes, and to distribute and/or sublicense such Software to third parties. CERES shall advise TAES in writing within ninety (90) days following delivery of such Software to CERES whether or not CERES elects to negotiate a license agreement to obtain commercial rights to such Software. In the event that CERES elects to negotiate for a commercial license to such Software, the Parties shall initiate negotiation of such license agreement, such negotiations not to extend beyond one hundred eighty (180) days from notice of election without the mutual consent of both Parties. Such license shall be negotiated in good faith between the Parties, and shall contain reasonable business terms common to CERES’ field of commercial interest and proposed application. If the Parties fail to reach agreement within one hundred eighty (180) days after the start of such negotiations which shall be evidenced by written notice from one Party to the other initiating such negotiations, the terms and conditions of the license on which no agreement was reached shall be settled in accordance with the following procedures: the disputed contract terms shall be referred to a mutually agreed impartial expert whose decision shall be final. Each Party shall submit to the expert within fifteen (15) days of his appointment its position in writing on the disputed contract terms and conditions. Such expert shall be limited to choosing one of such two (2) party positions on each of the contract terms and conditions or related group of contract terms and conditions that the expert considers most reasonable in the circumstances and shall not make any other determination. Neither Party shall be bound by any determination by the expert which, in the opinion of Party’s counsel, will result or be likely to result in that Party violating any applicable law or regulation.
C. Patentable Inventions
(1) Inventorship and Title. Inventorship of inventions, developments, or discoveries first conceived or actually reduced to practice in the performance of the Program (“Subject Inventions”) shall be determined in accordance with U.S. Patent Law, whether or not patent applications are pursued. All rights to Subject Inventions invented solely by employees or researchers of TAES shall belong solely to TAES (“TAES Inventions”). All rights to Subject Inventions invented solely by employees of CERES shall belong solely to CERES (“CERES Inventions”). All rights to Subject Inventions invented jointly by employees or researchers of TAES and employees of CERES (“Joint Inventions”) shall belong jointly to TAES and CERES. In the event that a Party uses a mapping population provided by the other Party to discover a marker or Allele, such marker or Allele shall be a Joint Invention, provided however, that such mapping population is only available to third parties subject to the same condition that the resulting discoveries of markers or Alleles shall be jointly owned by TAES and such third party. TAES will notify CERES, in a writing stating expressly that it is an invention notice under this Agreement (“Invention Notice”), within thirty (30) days of reduction to practice or knowledge of conception or discovery of a Subject Invention solely invented by employees and/or researchers of TAES, or of a Joint Invention, and each Invention Notice will describe the Subject Invention with sufficient specificity to allow assessment by the other Party.
(2) Option to Obtain a Commercial License. TAES grants to CERES a time-limited option to obtain an exclusive world-wide commercial license in TAES’ rights in Subject Inventions, with the right to grant sublicenses, as set forth in the IPRA.
(3) Exercise of Option to a Commercial License. TAES shall promptly disclose to CERES any Subject Invention pursuant to an Invention Notice. CERES shall hold such disclosure in confidence and shall not reveal the disclosure to any third party without the written consent of TAES. CERES shall advise TAES in writing within ninety (90) days of such disclosure to CERES whether or not CERES elects to obtain exclusive commercial rights to such Subject Invention. In the event that CERES elects to obtain a commercial license to such Subject Invention, the Parties shall initiate negotiation of a license agreement in compliance with the IPRA, such negotiations not to extend beyond one hundred eighty (180) days from notice of election without the mutual consent of both Parties. Such license shall be negotiated in good faith between the Parties and shall contain reasonable business terms common to CERES’ field of commercial interest and proposed application.
(4) Joint Inventions. For Joint Inventions conceived in the performance of the Program, TAES and CERES shall be deemed independent owners under 35 USC 262, in the absence of a written agreement to the contrary. TAES’ rights in such Joint Inventions shall be subject to the option set forth in (2) and (3) hereinabove.
D. Germplasm
(1) Definitions:
a.	“Hybrid” means a seed or plant that has resulted from genetic crossbreeding between two or more lines where those lines include one or more (i) Lines or (ii) New Parental Lines.

b.	“TAES Genetic Contribution” means, for any specific Line: (a) the proportion of the nuclear genes of a Line arisen from Lines licensed by TAES to CERES, based on DNA Marker Analysis (as defined in Article 8 A. (2)); (b) a contribution to be determined on a case-by-case basis in each case where a specific valuable phenotype of that Line is attributable to specific Allele(s) optioned or licensed to CERES by TAES; and (c) Other Contributions from TAES.

c.	“Other Contributions” means intellectual and technical contributions to the development of Lines or if from CERES, to the development of Lines, New Parental Lines or Hybrids, such as, without limitation, markers, gene-trait association knowledge or composition knowledge, that inform the breeding and selection process, or transgenic traits.

d.	“Developed by Breeding” means originated by any form of genetic manipulation including but not limited to single or multiple hybridization, backcrossing, genetic transformation or other rearrangement or recombination of genes with or without associated selection.

e.	“New Parental Lines” means new genetic lines or populations which are Developed by Breeding by CERES and which have one or more of the Lines as progenitors.

f.	“Lines” means sorghum lines or populations created in the course of the Program and new genetic lines or populations developed by CERES through further selection within the Lines, as distinguished from crossing followed by selection.

g.	“Allele” means a particular form of a gene determinant for a valuable characteristic of a plant (e.g. drought tolerance, specific flowering time), discovered in the Program by TAES or by TAES and CERES jointly.

(2) Ownership. Lines developed by employees of CERES alone will be owned by CERES. Lines developed by employees and/or researchers of TAES alone will be owned by TAES. CERES and TAES shall jointly own Lines where the germplasm and Other Contributions of CERES and TAES have been combined through traditional or artificial means in the Program. When a Party uses jointly owned Lines or Lines owned by TAES in its own breeding programs outside the Program in compliance with this Agreement or a license agreement for Lines as referred to in Article 8.D. (4), the resulting Lines shall be solely owned by that Party. CERES’ use of a jointly owned Line or Line owned by TAES in its own breeding programs, or any commercial use of such Line(s), shall be subject to CERES obtaining a license under this Article 8.D and pursuant to the IPRA. In the event that CERES’ option to license a Line has expired and/or CERES does not license a Line developed under the Program, TAES shall be able to use such Line for any purpose but subject to the restrictions set forth in this Agreement, including but not limited to those restrictions set forth in Articles 1.M and 8.A.(2), and the restrictions set forth in the IPRA.
(3) Option to Obtain a Commercial License. TAES grants to CERES a time-limited option to obtain an exclusive world-wide commercial license to TAES’ rights in Lines, with the right to grant sublicenses, as set forth in the IPRA.
(4) Exercise of Option to a Commercial License. CERES shall advise TAES in writing at any time, but before ninety (90) days after the end of the period set forth in Article 2, whether or not CERES elects to obtain an exclusive world-wide license to maintain and increase seed of Lines; develop New Parental Lines; develop Hybrids; and sell Hybrids. Such license shall contain royalty rates customary in the seed industry, taking into consideration (i) TAES Genetic Contribution, (ii) Other Contributions of CERES, (iii) financial contributions of each Party, and (iv) germplasm contributed by CERES, if any, all to the development of the Lines and Hybrids. In the event that CERES elects to obtain a commercial license to one or more or all Line(s), the Parties shall initiate negotiation of such license agreement in compliance with the IPRA, such negotiations not to extend beyond one hundred eighty (180) days from notice of election without the mutual consent of both Parties.
Article 9. Publications
Subject to what is set forth hereinafter with respect to marker-trait associations, TAES shall be free to publish the results of research performed under this Agreement after providing CERES with a sixty (60) day period in which to review each publication for patent purposes (enabling disclosures), and to identify any inadvertent disclosure of CERES’ Confidential Information (as such term is defined in Article 11). If necessary to permit the preparation and filing of patent applications, TAES shall agree to an additional delay of publication not to exceed sixty (60) days to prepare and file necessary applications, and CERES shall agree to reimburse TAES for all reasonable costs incurred in such filing(s). Any further delay of publication shall require a separate agreement between TAES and CERES. The Parties agree that neither Party shall publish or disclose to any third party any information generated in the Program relating to the association of

(a) marker(s) with a gene which has been defined in the Program in Appendix A or by the Management Committee as a cloning target (“Cloning Target”). Such restriction on publication and disclosure shall cease, and the other provisions on Confidential Information and Publications of this Agreement shall apply, with respect to each Cloning Target, until the earliest of the following events: (i) a patent application is filed on the Cloning Target in the U.S.; or (ii) the Management Committee decides that the Cloning Target is no longer a Cloning Target and such decision is reflected in a written document; or (iii) at the conclusion of the Program, except if otherwise agreed by the Parties at that time.
Article 10. Warranty
CONCERNING THE INFORMATION AND DATA PROVIDED UNDER THIS AGREEMENT, TAES MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE.
Article 11. Confidential Information
A. Any confidential or proprietary information disclosed by CERES to TAES for use in the research work conducted under this Agreement (“CERES Confidential Information”) shall be designated as confidential in writing at the time of disclosure to TAES. For the purpose of keeping such information derived from CERES confidential, TAES shall make all reasonable efforts not to disclose such information to third parties or release it for publication without the prior written consent of CERES for a period of five (5) years from the date of this Agreement, but TAES shall not be liable for unauthorized disclosures of information which occur in spite of such efforts. TAES will not use CERES Confidential Information for any purpose other than the implementation of the Program. TAES will only make CERES Confidential Information available to TAES employees or researchers on a need-to-know basis.
B. TAES shall not be obligated to keep information received from CERES confidential if any such information; (a) was already in the possession of TAES as evidenced by existing documentation prior to receipt of information from CERES; (b) appears in issued patents or printed publications; (c) is now or hereafter becomes generally available to the public on a non-confidential basis through no fault or action or failure to act on the part of TAES; (d) is disclosed to TAES by third parties having a bona fide right to make such disclosures; or (e) is ordered produced or disclosed by a court or administrative body of competent jurisdiction or otherwise required by law, or required to be disclosed by the Attorney General of The State of Texas, but only to the extent of such required production or disclosure.
C. Any disclosure by TAES of results of the research performed under this Agreement shall be subject to compliance with Article 9. Publications.

Article 12. Disputes
A. The Parties shall make every possible attempt to resolve in an amicable manner all disputes between the Parties concerning the interpretation of this Agreement.
B. The Parties must use the dispute resolution process provided in Chapter 2260, Texas Government Code, and the related rules adopted by the Texas Attorney General to attempt to resolve in the ordinary course of business. CERES must submit written notice of a claim of breach of contract under this Chapter to Dr. Mark Hussey, Director, who will examine CERES’ claim and any counterclaim and negotiate with CERES in an effort to resolve the claim.
Article 13. Governing Law
The validity, interpretation, and enforcement of this Agreement shall be governed and determined by the laws of the State of Texas, excluding the conflict of laws rules which might require the application of the laws of another jurisdiction.
Article 14. Termination
A. This Agreement may be terminated for convenience by CERES at any time prior to the full term of the Agreement period, set forth in Article 2, provided that a written notice is given to TAES thirty (30) days in advance. However, CERES shall be obligated to pay TAES for all services, orders, materials, or facilities committed in good faith prior to the effective date of termination.
B. TAES shall have the right to terminate this Agreement unilaterally with written notice to CERES in case of failure of CERES to satisfy its material obligations under this Agreement, if CERES fails to cure such failure(s) within (i) thirty (30) days for failures to remit payment for amounts due under this Agreement and (ii) ninety (90) days for all other obligations in each case after receipt of written notice from TAES specifying such failure(s).
C. Promptly upon the delivery of a notice of termination of this Agreement, the Parties will meet to discuss the Program, and each Party will provide to the other Party any data, information and germplasm that constitutes Joint Inventions or jointly owned Lines and which has not been provided prior to the notice of termination.
D. Termination of this Agreement shall not affect the rights and obligations of the Parties accrued prior to termination hereof nor any license grants then in existence, subject to payment of remuneration as set forth in any relevant license/commercialization agreements. Further, at or about the effective date of termination, the Parties will negotiate in good faith to reach agreement as to the rights to use and commercially exploit Subject Inventions and Lines not covered by any relevant license/commercialization agreement between the Parties, which rights will be addressed in one or more written agreements. Such Subject Inventions and Lines shall be deemed subject to the options set forth in this Agreement and to the terms and conditions of the IPRA.
Article 15. Transfer of Materials
A. “Materials” means plant materials or biological samples owned or otherwise controlled by a Party (“Originating Party”) and transferred to the other Party under this Agreement.
B. The Party receiving Material(s) (“Receiving Party”) agrees that the Materials will be used solely for the purpose of the Program, or in the case of CERES, for commercial purposes in accordance with any applicable license agreement between the Parties.
C. The Receiving Party agrees to use the Material(s) in a safe manner and in compliance with all applicable state and federal laws and regulations. The Party who makes a delivery of certain Material(s) will obtain any required permits or proceed to any required notifications prior to the delivery; the other Party will reasonably cooperate in order to facilitate the issuance of any required permits.
D. The Receiving Party will only grant access to Material(s) intended for Program activities to its employees or researchers who need access to such Material(s) for the purpose of the Program.
E. The Receiving Party will exclusively and restrictedly use the Material(s) under suitable containment conditions, and in accordance with all applicable regulations, and will not use it on human subjects. The Receiving Party will obtain any authorizations or permits which may be required for its activities with the Material(s).
F. The Receiving Party agrees that the original Material(s) received from the Originating Party will not be supplied to other entities, either within or outside of the Receiving Party, without the prior written approval of the Originating Party. The original Material(s) will not be sold or transferred for commercial purposes.
G. In the event that Receiving Party desires to utilize the original Material(s) for any uses beyond the scope of this Agreement, the Parties shall enter into good faith negotiations to establish the terms and conditions for any such purposes; however, nothing in this Agreement shall be construed as a representation that the Originating Party may guarantee the grant of such rights.
H. The Receiving Party will keep and maintain written records of all use of the Material(s) received.
I. All Material provided should be considered experimental and should be handled by the Receiving Party with appropriate safety precautions. NO REPRESENTATIONS AND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE, ARE PROVIDED HEREIN, NOR ARE ANY OBLIGATIONS WITH RESPECT TO INFRINGEMENT OF LICENSED PATENTS OR OTHER RIGHTS OF THIRD PARTIES PROVIDED HEREIN.
J. In the event of termination or expiration of this Agreement, the Receiving Party will return or destroy, at the sole election of the Originating Party, the Materials no later than thirty (30) days from such termination or expiration, unless the Originating Party has entered into a written agreement for the Receiving Party’s continued use of the Materials.
K. Subject to Article 4, the selection of Material(s) for transfer under this Agreement will be at the sole discretion of the Originating Party. The Originating Party will accompany each transfer of Material with a transmittal letter that specifies: (i) the roles of each Party involved in the transfer, e.g., who is the Originating Party, (ii) the experimental designation of the Material(s) being transferred, and (iii) a statement confirming that the subject Material(s) are being transferred under the terms of this Agreement.
L. All right and title in Material(s) will remain with the Originating Party in each case. CERES and TAES shall each retain ownership of their respective contribution in derivatives produced using Materials where the Materials of CERES and TAES have been combined through traditional or artificial means. Notwithstanding the foregoing, ownership of derivatives which are Lines shall be as set forth in Article 8.D.(2).
Article 16. Miscellaneous
A. This Agreement and the IPRA constitutes the entire agreement between the Parties relative to the subject matter, and may be modified or amended only by a written agreement signed by both Parties. In this Agreement, the words “includes” and “including” mean “includes” and “including” without limitation.
B. This Agreement binds and enures to the benefit of the Parties, their successor or assigns, but may not be assigned by either Party without the prior written consent of the other Party; provided however, CERES shall have the right to assign its rights and obligations under this Agreement to any Affiliated Company without such prior consent. CERES shall also have the right to assign its rights and obligations under this Agreement to a third party in conjunction with the transfer to such third party of substantially all of the assets of CERES associated with performance under this Agreement without such prior consent. “Affiliated Company” means any company owned or controlled by, under common control with or controlling CERES, “control” meaning in this context the direct or indirect ownership of more than fifty percent (50%) of the voting stock/shares of a company, or the power to nominate at least half of the directors.
C. The failure of either Party at any time to require performance by the other Party of any provision of this Agreement shall in no way affect the right to require such performance at any time thereafter nor shall the waiver by either Party of a breach of any provision be taken or held to be a waiver of any succeeding breach of such provision or as a waiver of the provision itself.
D. This Agreement, to the greatest extent possible, shall be construed so as to give validity to all of the provisions hereof. If any provision of this Agreement is or becomes invalid, is ruled illegal by a court of competent jurisdiction or is deemed unenforceable under the current applicable law from time to time in effect during the term of this Agreement, the remainder of this Agreement will not be affected or impaired thereby and will continue to be construed to the maximum extent permitted by law. In lieu of each provision which is invalid, illegal or unenforceable, there will be substituted or added as part of this Agreement by mutual written agreement of the Parties, a provision which will be as similar as possible, in economic and business objectives as intended by the Parties to such invalid, illegal or unenforceable provision, but will be valid, legal and enforceable.
E. Neither Party shall be liable to the other Party for any incidental, indirect, special, or consequential damage, however caused, and on any theory of liability, arising out of or related to the work performed under this Agreement.
F. Each Party must excuse any breach of this Agreement by the other which is proximately caused by government regulation, war, strike, act of God, or other similar circumstance normally deemed outside the control of well-managed business.
IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

For Ceres, Inc. (“CERES”)		For The Texas Agricultural Experiment Station (“TAES”)

By: /s/ Peter Mascia		By: /s/ Mark A. Hussey

Name: Peter Mascia		Mark A. Hussey
Title: Vice President of Product Development		Director, Texas Agricultural Experiment Station
Date: August 28, 2007		Date: 8-29-2007

For Ceres, Inc. (“CERES”)		For The Texas Agricultural Experiment Station (“TAES”)

By:	/s/ Richard Hamilton	By:	/s/ Elsa Murano

Name: Richard Hamilton		Elsa Murano
Title: President & Chief Executive Officer		Vice Chancellor & Dean of College of Agriculture and Life Sciences
Date: August 29, 2007		Date: 8/29/07

Appendix A
to the Sponsored Research Agreement
between Ceres, Inc. and The Texas Agricultural Experiment Station of The Texas
A&M University System
Program
“Crop Development Using Marker-Assisted Breeding”
Technical Plan for the Development of Bioenergy Sorghum
Texas A&M University System and Ceres
TABLE OF CONTENTS

Page
I. Executive Summary	19

II. Overall Goals	19

III. Technical Plan

A. Sorghum Breeding	20
A-1. Sweet sorghum
A-2. High-biomass cellulosic sorghum

B. Sorghum Composition/Conversion Testing	22
B-1. Biomass composition analysis
B-2. Biomass conversion testing

C. Genotyping/Marker-Assisted-Breeding	23

D. Technology Development	24

E. Sorghum Genome Platform	26

F. Bioenergy Traits/Gene Discovery	27

I. Executive Summary:
     Sorghum is one of the most promising biomass feedstocks for the emerging bioenergy/biofuels industry due to its high yield, drought tolerance, and established production systems. Sorghum is also an excellent genetic system with relatively simple genetics, a large and diverse germplasm collection, established genetic/genomic platform and complete genome sequence. Therefore, sorghum has significant commercial value as a biofuels and bioenergy feedstock, as source of genes and IP, and as a source of information useful for a wide range of other grass species being developed for the bioenergy industry (i.e., switchgrass, miscanthus, energy cane).
     The technical plan described in this document is the result of extensive discussion between CERES and TAES. The scope of work includes; (1) breeding for improved sweet sorghum and high biomass cellulosic sorghum, (2) analysis of sorghum for biomass composition and conversion properties, and (3) development of technology for advanced graphical genotyping, enhancement of the sorghum genome platform, and discovery of QTL and genes for bioenergy traits. The technical plan integrates germplasm screening, breeding, composition/conversion analysis, and genomics enabled QTL mapping/gene discovery and marker-assisted breeding (Appendix C, Project Diagram).
     The elements of the technical plan and corresponding budgets are described in sections III and IV. The background and rationale for each near term budgeted objective/activity is provided in outline form, followed by a brief description of research objectives and milestones/deliverables. The technical plan and corresponding budget was designed to identify the most important targets and milestones based on our current understanding of what needs to be done and to build a technology platform that would enable accelerated progress over time. A key feature of the proposed agreement is to establish a sustained investment in the areas of activity described herein for the duration of the contract assuming reasonable progress towards objectives and milestones. This is essential because the research and development activities will often involve graduate students who need support for the duration of their thesis work and because the project requires population and genotype construction and evaluation that requires many years to come to fruition. However, we expect that the distribution of funds relative to technical objectives, and the specifics of the technical plan will change over time as progress occurs, challenges arise, and new opportunities are identified. Therefore the PIs, in consultation with CERES, expect to modify the specific research objectives and distribution of funding to projects over the time course of the Agreement to maximize the impact of investment and overall progress.
II. Overall Goals:
1. Develop bioenergy sorghum inbreds/hybrids that are high yielding, widely adapted, and have optimum biomass composition for biofuels and bioenergy production systems.
2. Identify and capture IP on key genes/alleles that contribute to bioenergy traits to protect the value of sorghum bioenergy genotypes co-developed by TAES/CERES.

3. Develop sorghum as a model C4 bioenergy grass genetic system for trait assessment and gene discovery for use in other biomass crops such as switchgrass and energycane.
III. TECHNICAL PLAN DESCRIPTION.
A. SORGHUM BREEDING.
Introduction: Sorghum (Sorghum bicolor) can be used as a feedstock for biofuels production in several different ways. First, grain sorghum is easily converted to ethanol using the same methodologies used for the conversion of corn to ethanol and ethanol yields from grain sorghum and corn are similar. Second, sweet sorghum cultivars that produce high levels of sugar in the stalk can also be harvested, milled and the juice fermented to ethanol using the same methods that sugarcane processors use. Third, photoperiod sensitive sorghum hybrids have the capability of amassing large tonnages for cellulosic production of biofuels while maintaining the highest water-use efficiency of any crop widely grown in the United States. Moreover, sorghum (all types) is widely adapted and fits very well into production systems throughout the U.S. and world. Combined with the water use efficiency, biofuels production from sorghum is feasible in many regions of the country and the crop will support ecologically sustainable use of the land.
     Grain sorghum hybrids are already available for use in ethanol production. Therefore, over the past 5 years, TAES researchers have focused on the development of sweet and high biomass sorghums for biofuels production. Seed supplies of sweet sorghum varieties are limited; their tall stature and limited seed yields make producing and harvesting seed difficult. Sweet sorghum hybrids will have two advantages over traditional sweet sorghum cultivars. First, seed production and processing will use short grain-type female lines that can easily be harvested using technology already used by the sorghum seed industry. Second, use of hybrids will allow breeders and producers to capture hybrid vigor; early estimates indicate that hybrids will average 120% the yield of the high producing parent in the hybrid. Photoperiod sensitive hybrids that produce large quantities of biomass are commercially available and they are now used for forage production. However, within the TAES program, we have identified specific genotypes from the world collections that have even higher yield potential that would likely be superior for biofuels production in a lignocellulosic conversion system. The manipulation of these lines to develop effective parents for high biomass sorghum hybrid production has been initiated.
Objectives: This proposal requests funds to accelerate the development of both sweet sorghum and high biomass cellulosic bioenergy sorghum genotypes. This activity will complement a recently funded DOE proposal to enhance genomic research into the development of sorghums for biofuels production. At the completion of both proposals, the sorghum hybrids for energy production will be developed for commercial use.

A-1. Sweet Sorghum: Complete the development of A/B lines that have high stem sugar content. Utilize existing varieties as pollinators for hybrid production.
A-2. High-Biomass Cellulosic Sorghum: Develop new pollinators for the production of high biomass photoperiod sensitive sorghum hybrids. Photoperiod sensitive germplasm with very high biomass potential has been identified. To utilize these characters, insensitive versions will be generated that can produce seed in the U.S. allowing these lines to hybridized to existing photoperiod insensitive A/B lines of the right genotypes to produce photoperiod sensitive high biomass sorghum bioenergy hybrids.
Technical Plan:
A-1. Sweet Sorghum Hybrids
20[***]: Offseason Nursery: [***] of next generation [***] of best [***]. Create hybrid seed for additional evaluation of the best lines in multiple [***] to identify the best hybrids. Traditional Season: Evaluate selected hybrids in multiple locations, measure agronomic potential and [***] production potential. If feasible, evaluate [***] potential. Continue completion of selected [***] lines.
20[***]-20[***]: Offseason Nursery: Increase the best lines for foundation seed increase (both [***] line and hybrids) to facilitate large scale growouts in the summer of 20[***]. Evaluate sweet sorghum hybrids; continue [***] to complete [***] lines of most promising [***]. Traditional Season: Evaluate selected hybrids in multiple locations, measure agronomic potential and [***] potential. If feasible, evaluate [***] potential. Release best [***] or [***] lines to Foundation seed for [***] and eventual release. Release of [***]lines in fall of 20[***] is expected if all testing proves their worthiness. Seed of the lines and hybrids should be commercially available in the summer of 20[***].
A detailed breeding plan for sweet sorghum is provided in Appendix D.
A-2: High Biomass Photoperiod Sensitive Hybrids
20[***] Summer: Grow [***] population, select [***] lines with high biomass potential.
20[***]-20[***]: Offseason: Advance selections to the [***] generation and testcross to [***]line testers
20[***] Summer: Grow [***] generation and evaluate [***] to identify those that produce the highest [***].
20[***]-20[***] Offseason: Grow [***] generation and create [***]. Further improvement of additional new lines will be completed through 20[***].
20[***] Summer: Multilocation testing and evaluation for selection of best [***]. Further advancement of the lines and additional [***]
20[***] Summer: Multilocation testing and evaluation for selection of best [***]. Selected lines released to Foundation Seed for Increase and release.
20[***] Summer: Seed of the lines and hybrids should be commercially available.
A detailed breeding plan for high biomass cellulosic sorghum is provided in Appendix D.
B.	SORGHUM BIOMASS COMPOSITION/CONVERSION TESTING.
Background and Rationale: The chemical composition of sorghum biomass will significantly influence the logistics of harvesting, transport, storage, processing, pretreatment processes, conversion efficiency and yield of biofuels per dry ton. Therefore, an early objective of this project is to characterize the range of biomass composition present in sorghum germplasm and to identify biomass composition traits that need to be selected for during the breeding process. In addition, the capability to conduct rapid NIR-based composition analysis for sorghum will allow allelic variation that modulates composition to be mapped and the corresponding genes identified and patented. CERES is establishing a state-of-the-art biomass composition-testing laboratory in

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California. This laboratory will be able to carry out chemical analysis of biomass required to establish standard curves for NIR-based analysis. TAES/CERES propose to establish a biomass composition-testing laboratory at TAES in order to assay several thousand samples generated each cycle of sorghum breeding and to enable genetic analysis of composition traits. The details of this activity are described below.
Technical Plan:
B-1. Sorghum Biomass Composition Analysis.

1.1.	Establish NIR calibration curves for sorghum biomass samples.
— TAES will sample a range of [***] (diversity of [***])
— TAES will obtain samples from a range of duration, environments, locations
— TAES will provide ~[***] samples to CERES for analysis
— ~[***] gm of dry ([***]% water content) tissue
— whole plant biomass sample = silage sample
— selected lines sampled for [***]/[***]/[***] separately
— if [***] is present, this needs to be noted or separated out
— CERES will establish calibration curves for NIR
— CERES will conduct chemical analysis of selected samples
1.2.	TAES/CERES will establish a biomass composition-testing lab at TAES.
— laboratory space will be identified for this activity at TAES
— ovens will be purchased for tissue drying
— biomass tissue milling instrumentation will be set up (dust/noise issue)
— NIR instrumentation will be purchased and calibrated
1.3.	Biomass composition testing activity.
— ~[***] samples will be analyzed by NIR per breeding cycle
— additional samples of germplasm and from QTL mapping populations
— selected samples will require chemical analysis validation
— TAES may conduct [***]/[***]/[***] analysis of [***]
B-2. Biomass Pretreatment/Conversion-Testing Activity.
— CERES is developing a range of conversion testing capability
— TAES has developed MixAlco conversion testing capability
— CERES/TAES will also co-develop third party testing agreements
Milestones:
1.       Establish NIR standard curves for sorghum biomass composition analysis (20[***]).
2.      Establish a biomass composition laboratory at TAES (20[***]).
3.      Establish sorghum biomass conversion testing activity (20[***]).
4.      Characterize biomass composition of breeding lines and germplasm.
5.      Characterize biomass composition variation associated with QTL.

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C.	GENOTYPING AND MARKER-ASSISTED-BREEDING (MAB).
Background: Genotyping technology is now routinely used to analyze germplasm, select parents for crossing, accelerate breeding through marker-assisted-selection, and for map-based gene discovery. Genotyping technology is evolving rapidly from gel-based platform technologies (i.e., AFLP, SSR) to a wide range of platforms (i.e., TaqMan, MassArray, SNPlex). Recent advances in high throughput DNA sequencing will also allow sequence-based genotyping using Restriction-Site-Localized Sequencing on instruments such as the Solexa sequencer. This technology is proposed for development in Section D.
     We propose to develop TaqMan assays for MAB of selected QTL in the near term. This technology is being used by CERES and is readily developed for small numbers of loci. In the longer term we plan to transition to RSL/Solexa-based graphical genotyping as soon as this technology is developed. Graphical genotyping could replace the need for MAB in most applications and much more information for selection and genetic mapping experiments.
Technical Plan:
C-1. Marker-assisted-breeding (MAB) activity:

1.1.	Taqman assay development for MAB.
— [***], [***] initial targets
— sequence ~[***] genes [***] each QTL for SNP discovery
— sequence ~[***] [***] lines, [***], [***]-lines
— optimize SNP-based Taqman assays (ABI7900 platform)
— add new markers each year ([***], [***], [***], etc.)
— test BioTrove Taqman platform to explore cost/assay reduction
— test new methods for DNA extraction, tracking, SNP assays
1.2	MAB assay throughput per year.
— ~[***] [***] plants X [***] markers ([***]/[***]) in spring 20[***]; fall 20[***]
— seed from [***] plants will be collected and sent to MAB lab
— seedlings will be grown out and sampled
— DNA extraction via Genogrinder
— [***] breeding cycles requiring MAB per year
C-2. Graphical genotyping; MAB and diversity analysis.

2.1	Develop RSL/Solexa graphical genotyping technology (20[***])
— technology development described in Section D
— transition to Solexa-based graphical genotyping for MAB (20[***])
2.2	Graphical genotyping applications.
— collect graphical genotypes of all bioenergy germplasm (diversity)
— collect graphical genotypes of breeding progeny (MAB)

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— collect graphical genotypes of trait mapping populations (QTL)
Milestones and deliverables:
1.      [***]/[***] Taqman assay development (20[***]).
2.      ~[***] MAB assays in 20[***].
3.      New Taqman assay development ([***], [***], [***], etc.) (20[***]-20[***]).
4.      Deployment of Solexa-based graphical genotyping technology (20[***])
5.      Collect graphical genotypes of bioenergy germplasm (diversity) (20[***]).
6.      Collect graphical genotypes of breeding and trait mapping populations.
D.	TECHNOLOGY DEVELOPMENT.

D-1. Graphical genotyping using RSL/Solexa technology.
Background and rationale:
— sequencing platforms allow sequence-based genotyping
— sequencing platforms allow digital expression profiling
— (i.e., Genome Sequencer-20 System, Solexa, ABI-based systems)
— Sb genome sequence/genetic map alignment allows sequence/SNP mapping
— haplotypes or graphical genotypes are revealed at sufficient marker density
— graphical genotypes of germplasm will allow better parent/progeny selection
— graphical genotyping will accelerate QTL mapping to gene discovery
— graphical genotyping may replace targeted marker-assisted-breeding
— TAES has developed a graphical genotyping method called Restriction Site Localized sequencing technology (RSL sequencing technology)
— TAES has tested RSL-technology on rice/sorghum using 454 technology
— RSL-sequencing provides a way to sequence genomes at specific sites
— RSL provides a way to re-sequence the same sub-sample of any genome
— the number of sites sequenced can be varied depending on need
— Solexa can collect 1B bp of sequence per run (25-35bp/read) (~$3,000/run)
— sequence sampling every ~4 kbp (two reads/site) = 10 Mbp of sequence
— predicted SNP discovery rate = 1 SNP/82kbp (@ 1SNP/1000bp)
— indexing allows ~100 genotypes per run (~$30/genotype for sequencing)
— more genotypes can be run at lower sequence/SNP coverage
— @ $3/~500 marker-genotype this may replace the need for MAB
— a high quality genome sequence aligned to a genetic map is required
Technical Plan:
1.1	Test RSL-technology on the Solexa sequencing system.
— conduct simulations on rice/sorghum to select restriction enzymes
— prepare templates from different genotypes of rice, sorghum
— submit templates to Solexa for sequencing (~$10,000 per test)
— analyze results; # unique sequences, map location, error rate, etc.
— SNP frequency, distribution, dependence on restriction enzyme used

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— streamline DNA extraction, template preparation, sample indexing
— establish a bioinformatics pipeline for sequence processing
— test low pass coverage to allow MAB by graphical genotyping
1.2	Applications:
— purchase and set up Solexa sequencers at TAES and CERES
— transfer technology to the MAB laboratory
— genotype all relevant germplasm lines being used for bioenergy
— genotype breeding lines for MAB
— genotype [***] [***]/[***] populations
Milestones and deliverables:
1.      Test RSL technology on the Solexa sequencer (20[***])
2.      Refine the technology, test graphical MAB application (20[***])
3.      Utilize RSL-technology for bioenergy germplasm/breeding analysis (20[***]-20[***])
4.      Utilize RSL-technology for QTL mapping (20[***]-20[***])
D-2. Gene expression platform development: (Solexa/SAGE, qRT-PCR):
Background: A large portion of the phenotypic variation present in germplasm is due to differences in gene expression. Differences in gene expression can be associated with phenotypic variation by combining phenotypic QTL analysis and expression QTL analysis in the same population. This type of eQTL analysis often identifies candidate genes associated with QTL and providing a molecular understanding of mechanism through analysis of cis- and trans-acting factors that modulate gene expression. Gene expression profiling also identifies co-regulated genes and regulon structure and provides diagnostic information about the molecular basis of differences in plant performance. In recent years, TAES has used microarray studies to characterize expression patterns of ~22,000 genes. A more powerful approach is to acquire [***] from mRNA using SAGE- or MPSS-technology combined with a deep sequencing platform. Therefore, we propose to optimize and utilize SAGE technology in combination with the Solexa sequencer to obtain [***] of sorghum germplasm that varies in [***]. This activity will aid bioenergy pathway gene annotation being done with funding from DOE using SorghumCyc and accelerate the identification of key genes that modulate bioenergy traits.
Technical Plan:
2.1       Optimize SAGE digital expression profiling technology on the Solexa sequencer.
2.2       Map [***] to genes and genome locations.
2.3       Collect reference profiles of selected treatments/tissues ([***], [***], [***]).
2.4      Utilize Solexa/SAGE for [***]/[***] discovery/[***] screening projects.
2.5       Conduct qRT-PCR-based [***] analysis to further map out [***].
Milestones and deliverables:
2.1      Optimize Solexa/SAGE-based digital expression profiling technology (20[***]).
2.2       [***] mapped to genes and the genome sequence (20[***])
2.3       Reference [***] profiles collected from selected treatments (20[***]).
2.4      [***] profiles from sorghum bioenergy genotypes/populations (20[***]).

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E.	SORGHUM GENOME PLATFORM.
Background and Rationale: Scientists at TAES have been developed a sorghum genome technology platform consisting of integrated genetic, cytogenetic and comparative genome maps since 1998. The TAES sorghum genetic map contains over 3,000 DNA markers based on data collected from 137 RIL lines derived from BTx623 X IS3620C. A physical map that is aligned to the sorghum genetic map has been constructed from ~16X deep BAC libraries, HICF fingerprinting, 6D BAC pooling, and ~5,000 EST-STS linkers. BACs from this map have been end-sequences and sequence scanned providing information for aligning DOE sequence assemblies to the map. The sorghum genome sequence assemblies produced by DOE based on 8X shotgun coverage of the genome are large (up to 14 Mbp). Test alignment of DOE sequence assemblies to SBI03 is promising revealing 6 miss-assemblies in the euchromatic region (~47Mbp) that were easily corrected.
     Funding is requested to accelerate the next set of sorghum genome map platform improvements including aligning the DOE sequence scaffolds to the TAES genetic and physical map followed by [***] and resolution of issues related to sequence order/quality. In addition, [***] of the sequence will be done in a targeted manner (QTL, specific genes/pathways) at different levels depending on need (automated [***] prediction and by [***] analysis, metabolic pathway models, gene expression, etc.). For example, DOE funding will allow implementation of MetaCyc Annotation of sorghum genes matching known proteins in metabolic pathways in 20[***] in collaboration with Doreen Ware/Lincoln Stein (Cold Spring Harbor). We will focus manual annotation efforts on pathways relevant to [***] with funding from DOE. We also plan to bring in annotation of gene expression (from prior microarray, RT-PCR data, plus Solexa/SAGE data when it becomes available). Comparative genetic maps and the comparative aligned genome sequences focused on sorghum, rice, maize, and switchgrass will be updated on a regular basis.
     The TAES sorghum genome map platform is a key resource for all future QTL mapping, annotation, and gene discovery projects done at TAES and those carried out in collaboration with CERES. As such, the genome map/sequence platform provides our group an advantage in terms of gene discovery/IP capture. For QTL mapping and gene discovery research it would be ideal if TAES and CERES were operating with a common genome sequence/genetic map framework. If CERES provides funding to help TAES to continue development of the TAES genome map/sequence platform, then TAES will make the genome map/sequence platform available to CERES with regular quality and annotation updates. CERES will be free to do their own in house annotation of the aligned sorghum genome map/sequence provided by TAES and to use the information provided by TAES for commercial purposes.
Technical Plan:
1.      Phase I alignment of DOE sequence assemblies to [***] (20[***]).
2.      Phase II alignment [***], [***] using [***].
3.      Align [***]/[***]/[***]/[***] [***] maps and [***].
4.      Conduct selected [***]and [***].
5.      Identify the location of expression SAGE/Solexa tags ([***]).
6.      Identify the location of RSL-Solexa sequence tags on the map (graphical genotypes).
7.      Provide bioinformatics support for QTL mapping and other projects.
Milestones and deliverables:

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1.      DOE sorghum [***] to [***] (20[***]).
2.      Refined [***] X [***] (20[***]).
3.      Targeted [***] of sorghum [***], [***], pathways (20[***]).
4.      Improved [***]/[***] [***] ([***], [***], [***], [***]) (20[***]).
5.      [***] onto the [***] (20[***]).
6.      [***] derived from Solexa/SAGE mapped onto the genome (20[***]).
F.	BIOENERGY TRAITS AND GENE DISCOVERY.

F-1. Flowering time/duration:
Background:
— duration of growth contributes significantly to biomass yield
— vegetative growth stops upon initiation of flowering
— sorghum is a short day plant that responds to photoperiod, thermoperiods
— dominant forms of maturity (Ma) loci repress time to flowering
— Ma1-Ma6 modulate time to flowering; additional Ma loci have been identified
— Ma1 has been mapped (Lin et al., 1995; R. Klein et al., 2007)
— Ma2 mapping in progress (Mullet/Rooney, 2007/8)
— Ma3 = PHYB (Childs et al., 1998 — TAES)
— Ma4 has been mapped, cloning in progress (Mullet/Rooney et al.)
— Ma5/Ma6 have been mapped, cloning in progress (Mullet et al., 2006-8)
— CO/FT mapped; mutations in CO modulate [***] ( = [***])
— [***]+ [***]= [***] when both are [***] ([***] days in College Station)
— [***]/[***] or [***]/[***] [***] is [***] (~[***] days in College Station)
— [***]/[***] [***] regardless of alleles at [***]-[***] ([***] needs checking)
— most [***] germplasm is [***] ([***]) ([***], [***], [***]) and [***]
— [***]-high biomass ([***]) lines will be ‘converted’ to [***] using [***]
— [***] lines will be used as [***] lines for hybrid seed production
— [***] [***]-lines X [***]-lines = [***] for testing
— MAB for [***], [***] during the [***] process will save time, cost
— modifiers of Ma5 and Ma6 action have been identified (Mullet et al., unpublished)
— useful for producing hybrids with uniform long duration growth
— useful for releasing hybrids with flowering times optimized to different regions
Technical Plan:
1.1.	Clone [***] (patent) and map modifiers of [***] action to aid MAB.
— [***] has been mapped in a large [***] population (~[***] plants)
— [***] map-based gene discovery is in progress (~[***] months to candidate gene)
— a [***] with [***]-like action was detected and is now being mapped
1.2.	Clone [***] (patent) and map modifiers of [***] action to aid MAB.
— [***] has been mapped in a large [***] population (~[***] plants)
— a [***] that modifies [***]-action was detected and will be mapped
— [***] map-based gene discovery will be carried out.

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Milestones and deliverables:
1.1.      DNA markers for [***]/[***] for use in TAES and CERES breeding programs (20[***]).
1.2.     [***] cloning, IP capture (20[***]).
1.3.     [***] cloning, IP capture (20[***]).
1.4.     Map/markers for [***]/[***] [***] (20[***]).
F-2. Biomass yield, traits, and composition:
Background:
— goal is to optimize biomass yield and composition
— biomass yield is highly heritable in Arabidopsis
— biomass heterosis is observed in At
— biomass plant traits to map include lodging, leaf/stem ratio, stem thickness/mass
— biomass composition traits to map include lignin, cellulose, etc.
— DOE has provided TAES with partial funding for QTL mapping (2/3 years)
Technical Plan:
2.1	Map QTL for [***] and [***] traits in [***]/[***] populations:
— phase I mapping population; cross [***] lines Dr. Rooney identified in 20[***]
— phase II mapping population; cross [***] X [***]-line
— select parents based on [***] and [***] data
— assay [***] among top [***] lines (in progress)
— assay diversity of [***] (CERES)/ [***] among [***] lines
— cross [***] lines (in progress), [***], [***]; assay [***] lines (20[***])
— select for [***] lines that have fairly [***] ([***])/ [***] for [***]
— population size of ~[***] is sufficient for initial QTL mapping
— assay [***] ([***], etc) and [***] at end of season, replicated
— College Station; other sites when time, funding permit
— construct a [***] for QTL mapping (use RSL/Solexa technology)
— conduct gene expression assays, [***] (Solexa/qRT-PCR)
Gene discovery and follow-up:
— expand sub-populations for [***]
— identify [***]/[***]/[***] region, [***], generate a large [***] population
— identify useful [***], phenotype for target trait(s)
— candidate [***], [***] analysis, and validation
— capture IP
— [***] germplasm for [***]
— translate to other [***]
2.2.	Genetic analysis of [***] for [***].

Rationale:

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

— biomass production is highly heritable in Arabidopsis (At) ([***]%)
— six main QTL for biomass were identified in At
— QTL for biomass could be mapped at the seedling stage (=[***] plants)
— best parent heterosis was high ([***]%); observed at the seedling stage
— [***] not obvious in At; also less well defined in Sb than Zm
— heterosis for specific traits has also been identified in different systems
— sorghum germplasm is diverse; sorghum shows heterosis
— multiple sources of [***] for biomass traits are likely in sorghum
— goal is to determine if the genetic basis of [***] can be mapped
— if so, [***] contributing to [***] from several sources could be pyramided
— genetic basis of [***] could also be valuable
— genetic basis of [***] might be too complex, too much [***], etc.
— high risk, potentially high reward research activity
Proposed research:
— [***] QTL mapping for [***] can be tested using breeding materials
— ~[***] [***] lines will be derived from each [***]/[***]-[***]
— [***] lines will contain different portions of the [***]-[***] genome
— ~[***] [***]-line-[***] sources will be [***] to [***]-lines each year
— hybrid yield/composition data will be collected to advance the breeding program
— genotype all [***] lines that are [***] to obtain [***]
— utilize Solexa-based RSL technology for [***] (see below)
— test if it is possible to map QTL for [***] of [***]
— we will be mapping [***] (and [***]) [***] in hybrids
— QTL for [***] could come from several [***] sources
— expand to other [***] X [***]-lines if this proves useful
— [***] from different sources in phase II breeding activity (20[***])
Milestones and deliverables:
2.1       Construct [***], [***], [***] QTL mapping populations (20[***]).
2.2       [***] data collection on [***] lines (20[***]); [***], (20[***]).
2.3       Gene expression profiling data (parental lines, [***] lines) (20[***]).
2.4       QTL and [***] map construction (20[***]).
2.5       [***], gene discovery, IP capture, [***], etc. (20[***]).
2.6      Obtain graphical genotypes of one [***] population (20[***]).
2.7      Test ability to map genetic basis of variation in [***]/[***] (20[***]).
2.8      If test is positive, analyze other [***]/[***]-line [***] populations (20[***]).
F-3. Height (Dw1-4):
Background:
— variation in plant height is often associated with differences in biomass yield
— Quinby et al. identified four main loci that modulate height (Dw1-4)
— Dw2 and Dw3 have been mapped; Dw3 has been cloned
— map-based cloning of Dw2 is in progress (TAES-ARS collaboration)
— Dw1, Dw4 require further genetic analysis

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

— most [***] lines will be [***] (but this will vary)
— [***] = [***] (used for conversion of [***] lines)
— ‘converted’ [***]-lines need to be at least [***], [***] (and maybe + [***], [***])
— most [***]-lines will be [***]
— [***] need to be at least [***], possibly + [***], [***]
— select [***] lines that are [***] with markers (20[***])
Technical Plan:
3.1	[***] DNA marker development: (budgeted in MAB platform development)
— sequence genes flanking [***] for SNP discovery
— sequence the alleles corresponding to [***]
— sequence genes from [***], [***] germplasm used in breeding
— optimize Taqman assays for MAB
— assay [***] plants for [***]
3.2	Determine if [***] or [***] have an impact on [***]:
— utilize [***] populations and [***] populations
— test association between height and [***] (in [***] backgrounds)
— variation in [***], [***] and other [***] will be present
3.3	Map [***], [***] and other genes for height if an association with [***] is found.
— map height loci impacting [***] in [***] populations (see below)
— set up specific populations to map [***], [***] genes
— [***]: [***] ([***]) X [***] ([***])
— [***]: [***] ([***]) X Std. [***] ([***])
Milestones and deliverables:
3.1       DNA markers for [***], [***] (20[***]) (included in MAB budget objectives)
3.2       Assessment of [***] or [***] impact on hybrid yield in [***] backgrounds.
3.3       [***], [***] mapping and DNA markers depending on results and funding.
F-4. Other traits:
     The traits listed below were identified as important for the development of superior bioenergy sorghum hybrids in addition to the traits described above that will be targeted for immediate funding. Research on the traits listed below will be initiated as soon as new funding becomes available or as other CERES funded objectives are completed.
4.1      [***] resistance (and other [***], [***] resistance)
4.2       [***] tolerance including [***]
4.3      Response to [***] ([***])
4.4      [***] tolerance (seedling stage emergence)
4.5      [***] efficiency
4.6      [***] ([***], [***])
4.7      [***] tolerance; soil X [***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Appendix B
to the Sponsored Research Agreement
between Ceres, Inc. and The Texas Agricultural Experiment Station of The Texas
A&M University System
Budget
A. SORGHUM BREEDING

	Year
A. SORGHUM BREEDING	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL
PI: Bill Rooney
Salaries
To Be Named **	32,000	32,960	33,949	34,967	36,016	169,892
Technician
To Be Named **	18,000	18,540	19,096	19,669	20,259	95,564
Graduate Student
50% Time, 12 Cal Mos.
Student Workers	12,000	12,000	12,000	12,000	12,000	60,000

Subtotal	62,000	63,500	65,045	66,636	68,275	325,457

Fringe Benefits	16,698	16,922	17,154	17,392	17,637	85,803
Total Personnel Costs	78,698	80,422	82,199	84,028	85,912	411,260

Materials & Supplies
Breeding	15,000	15,000	15,000	15,000	15,000	75,000
Agronomic	5,000	5,000	10,000	10,000	10,000	40,000
Quality	15,000	15,000	10,000	10,000	10,000	60,000
Total Materials & Supplies	35,000	35,000	35,000	35,000	35,000	175,000

Travel	16,000	15,000	15,000	15,000	15,000	76,000

Other Costs
GreenHouse	2,000	2,000	2,000	2,000	2,000	10,000
Field Fees	8,000	8,000	8,000	8,000	8,000	40,000
Tuition & Fees
24 hrs @ $276/hr	6,624	6,624	6,624	6,624	6,624	33,120
Total Other Costs	16,624	16,624	16,624	16,624	16,624	83,120

Capital Costs
Equipment	80,000	40,000	0	0	0	120,000

Total Cost — BREEDING	$226,322	$187,046	$148,823	$150,652	$152,536	$865,380

B. COMPOSITION LAB

PI: Bill Rooney	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL
Salaries
To Be Named **	8,000	8,240	8,487	8,742	9,004	42,473
.25 Technician
Student Workers	5,000	5,000	5,000	5,000	5,000	25,000

Subtotal	13,000	13,240	13,487	13,742	14,004	67,473

Fringe Benefits	3,340	3,382	3,426	3,471	3,518	17,138
Total Personnel Costs	16,340	16,622	16,913	17,213	17,522	84,611

Materials & Supplies
NIR	4,000	4,000	4,000	4,000	4,000	20,000

Total Materials & Supplies	4,000	4,000	4,000	4,000	4,000	20,000
Travel						0
Other Costs
Wet Chemistry	15,000	15,000	15,000	15,000	15,000	75,000
Total Other Costs	15,000	15,000	15,000	15,000	15,000	75,000

Capital Costs
Equipment	120,000					120,000
(grinder, dryer, NIR)
Total Cost — Composition Lab	$155,340	$35,622	$35,913	$36,213	$36,522	$299,611

C. GENOTYPING/MAB

Co-PI: Patricia Klein	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL

Salaries
Natalie Unruh (0.5-1.0)	19,339	19,919	41,033	42,264	43,532	166,089
Student workers	5,000	5,000	5,000	5,000	5,000	25,000

subtotal	24,339	24,919	46,033	47,264	48,532	191,089

Fringe benefits	6,766	6,869	13,444	13,662	13,886	54,627
Total Personnel Costs	31,105	31,788	59,477	60,926	62,419	245,715

Materials and Supplies	20,000	20,000	20,000	20,000	20,000	100,000
Capital Costs
Genogrinder, Nanospectrometer	20,000					20,000

Total Cost — Genotyping/MAB	$71,105	$51,788	$79,477	$80,926	$82,419	$365,715

D. TECHNOLOGY/SOLEXA

PI: John Mullet	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL

Salaries
Post-doc (To be named)	40,000	41,200	42,436	—	—	123,636

subtotal	40,000	41,200	42,436			123,636

Fringe Benefits	12,756	12,968	13,187			38,912
Total Personnel Costs	52,756	54,168	55,623			162,548

Materials and Supplies	30,000	25,000	20,000	—	—	75,000

Capital Costs
Nanospectrometer, PCR machines	35,000					35,000
Solexa sequencer (TAES)	200000					200,000

Total Cost — Technology/Solexa	$317,756	$79,168	$75,623			$472,548

E. GENOME PLATFORM

Co-PI: Patricia Klein	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL

Salaries
Natalie Unruh (0.5)	19,339	19,919	0	0	0	39,258
Arun Sharma	10,012	10,312				20,324
CS student (0.5) *
TEES	13,000	13,390	13,792	14,205	14,632	69,019

subtotal	42,351	43,621	13,792	14,205	14,632	128,600

Fringe Benefits	13,207	13,402	3,721	3,763	3,806	37,898
Total Personnel Costs	55,557	57,023	17,513	17,968	18,437	166,498

Materials & Supplies	10,000	10,000	2,500	2,500	2,500	27,500

Other
Tuition & Fees
24 hrs @ $276/hr *
TEES	6,624	6,624	6,624	6,624	6,624	33,120

Capital Costs
Linex computers	15,000					15,000

Total Costs — Genome Platform	$87,181	$73,647	$26,637	$27,092	$27,561	$242,118

F. TRAITS/QTL/GENES
3.1 Duration (Ma5/6)

PI: John Mullet	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL
Salaries
Graduate student (Bio/Bio)	22,000	22,660	23,340	24,040	24,761	116,801

subtotal	22,000	22,660	23,340	24,040	24,761	116,801

Fringe benefits	4,550	4,617	4,685	4,756	4,829	23,437
Total Personnel Costs	26,550	27,277	28,025	28,796	29,590	140,238

Materials & Supplies	15,000	15,000	15,000	15,000	15,000	75,000

Other
Tuition & Fees	6,624	6,624	6,624	6,624	6,624	33,120
Subtotal	48,174	48,901	49,649	50,420	51,214	248,358

3.2 Biomass traits

PI: John Mullet
Salaries
Post-doc	40,000	41,200	42,436	43,709	45,020	212,365

subtotal	40,000	41,200	42,436	43,709	45,020	212,365

Fringe benefits	12,756	12,968	13,187	13,413	13,645	65,969
Total Personnel Costs	52,756	54,168	55,623	57,122	58,665	278,334
Materials & Supplies	15,000	15,000	15,000	15,000	15,000	75,000
Subtotal	67,756	69,168	70,623	72,122	73,665	353,334

3.3 Height/anthracnose

Co-PI: Patricia Klein	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL
Salaries
Graduate student (MEPS)	20,000	20,600	21,218	21,855	22,510	106,183

subtotal	20,000	20,600	21,218	21,855	22,510	106,183

Fringe benefits	4,348	4,409	4,471	4,535	4,602	22,364
Total Personnel Costs	24,348	25,009	25,689	26,390	27,112	128,547

Materials and Supplies	12,500	12,500	12,500	12,500	12,500	62,500

Other
Tuition & Fees	6,624	6,624	6,624	6,624	6,624	33,120
Subtotal	43,472	44,133	44,813	45,514	46,236	224,167

3.4 Other traits

PI: John Mullet	Year 1	Year 2	Year 3	Year 4	Year 5	TOTAL
Salaries
Post-doc (To be named)	—	—	—	40,000	41,200	81,200

subtotal				40,000	41,200	81,200

Fringe Benefits				11,948	12,141	24,089
Total Personnel Costs				51,948	53,341	105,289

Materials and Supplies				15,000	15,000	30,000

Capital Costs
Freeze-mill grinder		20,000				20,000

Subtotal		20,000		66,948	68,341	155,289

Total for Traits/Genes	$159,402	$182,202	$165,085	$235,003	$239,456	$981,148

Operating Summary
A. Breeding	865,380
B. Composition	299,611
C. Genotyping/MAB	365,715
D. Technology	472,548
E. Genome Platform	242,118
F. Traits/Genes	981,148			TEES Direct Costs		102,139

Total Direct Costs	3,226,520			TEES Indirect Costs		31,404
Indirect (45.5% MTDC)	1,166,638

				TAES Direct Costs		3,124,381
Total Request	4,393,158			TAES Indirect Costs		1,135,235

Budget Justification
A. Breeding
Personnel: Funds are budgeted for a 100% FTE research assistant (B.S., Agronomy) to coordinate the daily activities of the program. Funds for a 50% FTE graduate student are included to address specific research issues in the project. Student workers will be needed to assist in planting, harvesting, pollinating, and seed production. Fringe benefits and insurance are charged per Texas A&M University System policy.
Materials and Supplies: Included all necessary material for managing the breeding program, including but not limited to pollinating bags, herbicides, sample bags, shipments, grinding costs for samples, storage and shipping of seed.

Travel: Includes expenses associated with travel, lodging and subsistence for working breeding nurseries, evaluation sites and any promotion and research related presentations. Other Costs: Greenhouse facilities will be needed to induce flowering in some PS progeny. Field fees will cover costs of land rental for nursery space in Weslaco and Puerto Rico (as well as others). Tuition and partial fees for 24 credit hours is budgeted per Texas A&M University System Policy.
Equipment: Equipment is budgeted to purchase a used experimental plot silage harvester and a pickup and trailer on which to transport it.
B. Composition
Personnel: Funds are budgeted for a 25% FTE research assistant to coordinate the daily activities of NIR analysis. Student workers will assist in sample preparation and analysis. Fringe benefits and insurance have been charged per Texas A&M University System policy.
Materials and Supplies: Includes all necessary material for NIR analysis, including but not limited to sample bags, grinding and sample vials.
Other Costs: Wet chemistry will be required for a subset of samples.

Equipment: Includes NIR spectrophotometer, grinder and drier for preparing samples.
C. Genotyping/MAB
Personnel: 50% time salary for Natalie Unruh (senior technician) is requested for year one and two increasing to 100% in years 3-5 reflecting the increasing need for marker-assisted breeding and graphical genotyping anticipated as the project moves forward. Wages for student workers are included to help with tissue and DNA preparation. Fringe benefits and insurance are charged per Texas A&M University System policy.
Materials and Supplies: Includes all reagents for DNA extraction, marker development and application of Taqman assays and graphical genotyping assays.
Capital costs: A genogrinder is required for tissue disruption and DNA isolation and a nanospectrometer is required for quantification of DNA.
D. Technology Development/Solexa.
Personnel: Support for a 100% FTE post-doc is requested to carry out the development and testing of RSL-graphical genotyping and expression profiling technology using the Solexa sequencer. Fringe Benefits and insurance are charged per Texas A&M University policy.
Materials and Supplies: Funding is requested for the preparation of samples, sequence validation on capillary platforms, for trial runs on the Solexa sequencer and reagent costs associated with data collection once a sequencer is installed at TAES. Supplies will also be used for RNA preparation, qRT-PCR validation and preparation of SAGE samples for digital profiling experiments.
Capital Costs: A nanospectrophotometer and additional PCR machines are required to quantify and amplify small amounts of RNA and DNA involved in the proposed studies. Partial support towards the purchase of a Solexa sequencer is requested in the amount of $200,000.
E. Genome Platform.

Personnel: Support for 50% of Natalie Unruh’s time, 27% of Dr. Arun Sharma’s salary, and 50% of a CS (computer science) graduate student’s time is requested for two years to help with alignment of the DOE sequence to the TAES genetic and physical map and related genome map enhancement activity (including support for graphical genotyping, expression tag mapping and QTL mapping studies). Continued support for the computer science graduate student for bioinformatics is requested for the duration of the project. Fringe benefits and insurance are charged per Texas A&M University System policy.
Material and Supplies: Materials such as primers, PCR, gels and other reagents for mapping sequence contigs onto the genome map is requested for two years. A baseline budget for genome platform enhancement is requested for years 3-5.
Other: Tuition and partial fees are requested for the graduate student per Texas A&M University System policy.
Capital Costs: Computers to enhance our ability to handle genome sequence data, genotyping information and Solexa data are needed to carry out the proposed research.
F. Traits, QTL and Gene Discovery.
Three projects involving genetic mapping and the discovery of genes associated with bioenergy traits are described, with a fourth project starting in year 4 on a trait target to be named. Personnel, materials and supplies associated with these projects have been estimated based on past map-based gene discovery projects. Capital costs are for a freeze-mill grinder needed to isolate tissue for RNA extraction.

Appendix C
to the Sponsored Research Agreement
between Ceres, Inc. and The Texas Agricultural Experiment Station of The Texas
A&M University System
Project Diagram
Process for Developing Sorghum Bioenergy Genotypes
[***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Appendix D
to the Sponsored Research Agreement
between Ceres, Inc. and The Texas Agricultural Experiment Station of The Texas
A&M University System
Breeding Plan

Objective	Develop bioenergy sorghum hybrids

Product:	(1) High biomass cellulosic photoperiod sensitive hybrids and

(2) high sugar sorghum hybrids

Year	Task

Objective 1	Sweet Sorghum Line and Hybrid Development ([***]-line, Fig. 1; [***]-line, Fig. 2)

Year 0

Summer	Make Breeding Crosses

Winter	Grow out [***] and [***]

Year 1

Summer	Grow out [***] populations, crush and select for [***], [***] quantity and agronomic desirability

Winter	For [***]-lines, cross to [***] for [***]

For [***]-lines, advance, [***] and select ([***], [***] and agronomic)

Year 2

Summer	For [***]-lines, advance in [***]

For [***]-lines, [***] and make testcross hybrid for evaluation

Winter	For [***]-lines, advance in [***]

For [***]-lines, make preliminary evaluation of hybrids, and advance lines with selection

Year 3

Summer	For [***]-lines, advance in [***]

For [***]-lines, evaluate testcross hybrids and advance lines to [***] status. Evaluate lines for [***] and [***], make additional hybrids for further testing and selection

Winter	For [***]-lines, advance in [***], make testcross hybrids for evaluation

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Year 4

Summer	For [***]-lines, advance in [***] until [***], make additional hybrid [***] for evaluation, and evaluate hybrids in multiple locations, including evaluations of line in seed production areas, rating for [***], etc.

For [***]-lines, evaluate testcross hybrids and advance lines to [***] status. Evaluate lines for [***] and [***], make additional hybrids for further testing and selection

Winter	For [***] lines, use only if additional [***] or increases are needed.

Year 5

Summer	For [***]-lines, use only if additional [***] or increases are needed, make additional hybrid [***] for evaluation, and evaluate hybrids in multiple locations, including evaluations of line in seed production areas, rating for [***], etc.

For [***]-lines, as conditions merit, release and [***] of foundation seed [***] for new [***]

Winter	Identify the best [***], increase [***] for eventual [***] to Foundation Seed

Year 6

Summer	Release

NOTES	1. The primary need in sweet sorghum hybrids is for sweet, [***] type [***]-lines for use as [***] in hybrid seed production. Initial material is [***], but additional material is in the pipeline which will have enhanced [***], specifically [***] and possibly [***].

2. [***] have not been used to date in this process, but they could be useful in several phases.

3. Mapping of loci for [***] and [***] is being completed, and these would be candidates for MAB.

4. The [***] process was initiated earlier, but takes longer than the [***]-line process. Thus, the new [***]-lines will be out slightly ahead of [***]-line material. As a [***], we envision using the [***] sweet sorghum [***].

Figure 1. Flow Diagram for the development of [***] lines for sweet sorghum [***]. The [***] diagram depicts the [***] of the program with the pipeline behind being filled as well.

Summer 0	[***]		Texas

Winter 0			S. TX

Summer 1		Select specific genotypes, [***], [***], etc.	Texas

Winter 1		Initiate [***]	S. TX

Summer 2			Texas

Winter 2			S TX

Summer 3			Texas

Winter 3		Make [***]	S TX

Summer, Winter 4 and 5		[***] Evaluation	TX, others

Summer 6		[***] Evaluation	TX, others

Release [***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Figure 2. Flow Diagram for the development of [***] lines for sweet sorghum [***]. The [***] diagram depicts the [***] of the program with the pipeline behind being filled as well. We envision that [***] will be made using [***] sweet [***] as [***]. This program is designed to [***]-lines.

Summer 0	[***]		Texas

Winter 0			S. TX

Summer 1			Texas

Winter 1		Select specific genotypes, [***], [***], etc.	S. TX

Summer 2		Make Preliminary [***]	Texas

Winter 2 Summer 3		[***] Evaluation	S TX

Summer 3	Make [***]	[***] Evaluation	Texas

Summer 4, 5		Advanced [***] Evaluation	Texas, others

Release [***] based line, [***] performance

Year	Task

Objective 2	High Biomass Photoperiod Sensitive Hybrids (Figure 3)

Year 0

Summer	Evaluation of germplasm and identification of best genotypes (select [***] genotypes)

Winter	Increase [***] of Selected Germplasm

Testcross selected Germplasm to Potential [***] and Harvest Testcross Hybrids

Make Crosses to introgress the appropriate [***], [***], and [***] alleles into [***] germplasm

Year 1

Summer	Evaluation of Testcross Hybrids to identify those with [***] (with the goal of selecting the top [***]-[***] and identifying the [***] of this material).

Save [***] sample of parents and hybrids to assess [***] and [***] potential and to determine [***] of the traits in hybrids ([***], [***], [***]).

Growout and [***] (treat to [***], [***], [***])

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Winter	Based on [***] in Testcrosses, growout [***] population of each selected [***]. Plan on growing at least [***] (possibly more). MAB screening of breeder-selected material to identify the most desirable [***] and recovery of [***] genotype ([***]).

Marker analysis with [***] ([***]/[***]/[***]), [***] ([***]), other selected genes, and ~[***].

[***] with [***], selected [***] alleles and [***]% or greater [***] of the adapted parent

Cross selected individuals in each population [***] to the [***] germplasm ([***])

Year 2

Summer	Growout selected [***] progeny (total of [***]), evaluate for [***], and make testcross hybrids for future evaluation. Goal

Save [***] sample of parents to assess [***]; use as [***] based on information from Summer 1

Growout and [***] (treat to [***], [***], [***])

Winter	Growout [***] populations ([***]). MAB screening of breeder-selected material to identify the most desirable [***] and recovery of [***] genotype ([***] Q: Bill do we still plan to do this?).

Marker analysis with [***] ([***]/[***]/[***]), [***] ([***]), other selected genes, and ~[***].

[***] with [***], selected [***] alleles and [***]% (more?) or greater [***] of the adapted parent

Advance [***] through [***]

Year 3

Summer	Growout [***] lines and [***]populations

For [***], grow in multiple locations: CS for seed production, advance and additional testcrossing. In SE US, evaluate for [***] and [***] for adaptation and [***] to seed production [***]. For the [***], grow in College Station and testcross.

Marker analysis, and allele [***] and cleanup (for [***])

Evaluate [***] Testcross Hybrids in at least [***], replicated, preferably on [***] different testers.

Samples for [***] if appropriate

Winter	Selected [***] lines grown for final [***] increase, expanded hybrid [***] to identify specific [***]

Advance [***] lines

Year 4

Summer	Single Cross [***] Lines: Expanded Hybrid Testing and Evaluation, seed production logistics, [***] evaluation, [***], etc.

[***] lines; grow in multiple locations: CS for [***], advance and additional testcrossing. In SE US, evaluate for [***] and [***] for adaptation and [***] to seed production [***].

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Marker analysis, and allele [***] and cleanup

Winter	Selected increases, evaluation as needed

Year 5

Summer	Multilocation testing and evaluation for selection of best [***]. Selected lines released to Foundation Seed for Increase and release.

Year 6

Summer	Seed of the lines and hybrids commercially available.

Figure 3. Flow Diagram of Breeding Program for the development of [***] for [***] bioenergy [***].

Summer 0	[***]	Screen [***] Germplasm	Texas

Winter 0		Make [***] with Selected [***]	Puerto Rico

Summer 1		[***] eval (check [***] status)	Texas

Winter 1		Select	Puerto Rico

Summer 2		Make Preliminary [***]	Texas

Winter 2			Puerto Rico

Summer 3		[***] Eval.	Texas

Winter 3		select	Texas

Summer 4, 5		[***] Eval.	Texas, others

Release [***] based on [***]

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

AMENDMENT I
to the Sponsored Research Agreement between Ceres, Inc. (“CERES”) and Texas AgriLife Research (formerly The Texas Agricultural Experiment Station) of The Texas A&M University System (“AGRILIFE”) effective as of August 29, 2007 (the “Agreement”).
1.	The Parties agree to amend Article 1.A. to read as follows:

“AGRILIFE agrees to perform the work set forth in Appendix A and Appendix A-I (jointly the “Program”) entitled respectively “Crop Development Using Marker-Assisted Breeding” and “Enhancing the Sweet Sorghum Breeding Program”.”

2.	The Parties agree to add the “Enhancing the Sweet Sorghum Breeding Program” attached hereto as Attachment I as Appendix A-I to the Agreement and Attachment II as Appendix B-I to the Agreement.

3.	The Parties agree to add a sentence in Article 3.A. to read as follows:

“CERES agrees to pay for the direct and indirect cost of work of this Agreement to a maximum amount of four million three hundred ninety three thousand one hundred fifty eight dollars ($4,393,158) as described in the budget and attached as Appendix B... Further, Ceres agrees to pay for the direct and indirect cost of this Agreement to a maximum amount of five hundred thousand dollars ($500,000) as described in the budget and attached as Appendix B-I. AGRILIFE will invoice CERES when the payments become due.”

4.	The Parties agree that this Amendment I is effective as of June 18, 2008.

5.	For the remainder, the Agreement remains unchanged and this Amendment I shall form an integral part thereof.
Made in two (2) copies.

For Ceres, Inc. (“CERES”)	For Texas AgriLife Research (“AGRILIFE”)

By: /s/ Richard Flavell	By: /s/ Mark A. Hussey

Name: Richard Flavell, CBE, FRS	Mark A. Hussey
Title: Chief Scientific Officer	Director, Texas AgriLife Research Interim Vice Chancellor for Agriculture and Life Sciences Interim Dean, College of Agriculture and Life Sciences

For Ceres, Inc. (“CERES”)

By:	/s/ Richard Hamilton
Name:	Richard Hamilton
Title:	President & Chief Executive Officer

Attachment I
Appendix A-I
“Enhancing the Sweet Sorghum Breeding Program”
W.L. Rooney, Sorghum Breeding, Texas A&M University
Summary: Ceres and Texas AgriLife Research have an existing relationship to develop bioenergy sorghums. Initial efforts have focused on the development of photoperiod-sensitive high biomass sorghums with secondary emphasis on the development of sweet sorghum. Recent developments in energy production and regions of production have focused additional importance on sweet sorghum. Thus, there is a need to enhance and increase the development of sweet sorghum germplasm, parental lines and hybrids. This describes the enhancement and activities that would be associated with increased funding for sweet sorghum improvement.
Introduction: The DOE has set a goal of supplying 30% of 2004 transportation fuels consumed with biofuels by 2030 to curb America’s addiction to oil, but it is clear that starch- and sucrose-based feedstocks are not sufficient to achieve this goal. As a result, the conversion of cellulosic feedstocks into ethanol has been recognized as an essential component of the overall biofuel strategy in the U.S.
Several different plant species, such as (sorghum, switchgrass, energycane) are now being proposed as lignocellulosic bioenergy crops. There are several different types of sorghum that have potential as a biofuel crop. Initial interest in sorghum was focused on cellulosic biomass production, but many regions of the world have realized that production of a sweet sorghum maybe a better fit for their situation. Sweet sorghums have the potential to produce high total biomass, sugar, starch and cellulose. A major limitation to the use of sweet sorghums is that paucity of sweet sorghum hybrids. Current forage hybrids do not work and sweet cultivars are limited in distribution by seed production problems.
Currently, Agrilife Research has developed a set of sweet A/B pairs that can be used to produce sweet sorghum hybrids. We envision that first generation hybrids will use existing sweet sorghum cultivars as pollinators. While this is not optimized, it is the most effective method to produce hybrids quickly. Significant improvements on both the seed parent and the pollinator will result in second generation hybrids that have better agronomics, higher yields, and improved quality. The sorghum program at Agrilife Research has been developing populations to produce lines for the second generation of sweet sorghum hybrids.
Ceres and Agrilife Research have an existing relationship to develop sorghum as a bioenergy crop. While sweet sorghum is included in this relationship, it was initially listed as a lower priority than the development of a cellulosic sorghum biofuel feedstock. Given the increased interest in the sweet sorghum germplasm, the funding requested in this proposal is designed to increase research and development activities specifically in the sweet sorghum development.

Research Approach:
Research Approach: For both [***] and [***] line sweet sorghum breeding efforts, a [***] breeding approach is currently is used (Fig. 1 and 2); this approach is supplemented in the [***] with a [***] breeding approach to incorporate [***] to produce the [***]-line from the newly developed [***]-lines. The [***] procedure does add time to the process; this modified through the use of [***] to produce [***]a [***].
In the [***]-line breeding program, the breeding pipeline is composed of germplasm in the [***], [***] ([***]), [***] ([***]) and [***] ([***]) generations ([***]number in parentheses). The populations represent [***] of sweet [***]existing [***] with [***]. These lines have been selected for [***] content (>[***]%), [***] as a [***], and agronomic desirability. As they advance, [***], [***], and [***] (specifically, [***] and [***]) will be evaluated. Additional populations are continually being developed and emphasis will be placed on [***].
In the [***]-line breeding program, the breeding pipeline is composed of germplasm in the [***], [***] ([***]), [***] ([***]) and [***] ([***]) generations ([***] number in parentheses). The populations represent [***] of sweet [***] existing [***] with [***] as well as sweet [***] as well. These lines have been selected for [***] content (>[***]%), complementary [***] as a [***], and agronomic desirability. As they advance, we will evaluate [***] as a [***] and [***], [***], and [***] (specifically, [***] and [***]) will be evaluated.
As experimental [***] hybrids are developed, Ceres will conduct [***] evaluations in multiple environments to identify the best [***] and the specific [***] for further testing. Evaluation shall include, but is not limited to [***] to [***], [***], [***] ([***] and [***]), and [***] and [***].
The approaches described herein are not unlike those to be used in a traditional breeding program; current Ceres funding is primarily directed at the high biomass research. If the sweet sorghum program is continue at a similar pace, the funding requested is required.
Expected Results: This funding will expand the size and scope of the sweet sorghum breeding program, allowing our cooperative efforts to advance for both the high biomass sorghums (for cellulosic conversion applications) and the sweet sorghums (for sugar based conversion applications). From this program, we expect to produce the lines needed for the second generation of sweet sorghum hybrids. First generation hybrids have emphasized the development of hybrids that are sweet and produce sugar as primary trait; there has been less attention devoted to improved quality, enhanced yield, more desirable maturity, and improved disease resistance. The sweet sorghum breeding program has been engaged in sweet sorghum breeding for over four years, we have a 4 year advantage on other projects that are now being initiated. This funding is critical to maintain this advantage.

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Attachment II
Appendix B-I
Budget and Timeline for Enhancing the Sweet Sorghum Breeding Program: We propose a four year program that will match the minimum terms for the existing breeding and genomics proposal.

Item	Year 1	Year 2	Year 3	Year 4	Total

Labor
Research Associate (salary, fringe)	$61,775	$55,675	$57,345	$59,066	$233,861
Undergraduate Labor	$10,000				$10,000
Equipment	$18,000				$18,000
Expendable Supplies	$15,457	$3,585	$3,415	$2,565	$25,022
Composition Analysis	$10,000	$3,000	$2,500	$2,000	$17,500
Field Expense	$15,000	$3,000	$2,500	$2,028	$22,528
Travel	$12,000	$3,000	$2,500	$2,601	$20,101

Direct Cost	$142,232	$68,260	$68,260	$68,260	$347,012

Indirect Costs	$57,768	$31,740	$31,740	$31,740	$152,988

Total	$200,000	$100,000	$100,000	$100,000	$500,000

Budget Justification: A research assistant will be hired and this individual will be responsible for coordinating and managing the breeding program for sweet sorghum line development hybrid evaluations. A modest amount of funding for undergraduate labor is included. These individuals will assist in the day to day activities associated with the program. Capital equipment is budgeted in this project for a vehicle. Expendable supplies will include bags, tags, envelopes, fuel and maintenance expenses associated with the project. Composition analysis includes cost associated with quality analysis of the juice, bagasse or total biomass. It may include both NIR and HPLC measurements as needed. Field expenses include land preparation, rental, and fertilization/insecticide applications. Finally, travel funds are requested to offset cost associated with travel to and from research locations within Texas as well as a winter nursery site in Puerto Rico. It is expected that in-kind contributions from Ceres in seed production in off season nurseries and the evaluation of testcross hybrids will be necessary to meet the goals of this project at its current funding level.
Figure 1. Flow Diagram for the development of A/B lines for sweet sorghum hybrid production. This scheme is similar to the original plan but modified to reflect the more advanced state of development.

Summer 0	[***]		Texas

Winter 0			S.TX

Summer 1			Texas, other locations

Winter 1		Head to row selection specific genotypes [***],[***], agronomics, [***],[***], etc.	S.TX
Summer 2			Texas

Winter 2		Initiate [***]	S TX

Summer 3		Make [***]	Texas

Winter 3			S TX

Summer, Winter 4 and 5		[***]	TX, others

Summer x	Release [***]	[***]	TX, others
Figure 2. Flow Diagram for the development of R-lines for sweet sorghum hybrid production. We envision that initial hybrids will be made using currently available sweet varieties as pollinators. This program is designed to produce future R-lines.

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

Summer 0	[***]		Texas

Winter 0			S. Texas

Summer 1		Head to row selection specific genotypes [***],[***], agronomics, [***],[***], etc.	Texas
Summer 2			Texas, Other

Winter 2			S. Texas

Summer 3		Make Preliminary [***]	Texas

Summer 4	Make [***]	[***]Evaluation	Texas, Other

Summer 5, 6	Release [***]based on line and [***] performance	Advanced [***] Evaluation	Texas, others

Confidential Treatment Requested and the Redacted Material has been separately filed with the Commission

AMENDMENT II
to the Sponsored Research Agreement between Ceres, Inc. (“CERES”) and Texas AgriLife Research (formally The Texas Agricultural Experiment Station) of The Texas A&M University System (“AGRILIFE”) effective as of August 29, 2007 (the “Agreement”).
1.	The Parties agree to amend Article 1.A. to read as follows:

“AGRILIFE agrees to perform the work set forth in Appendix A, Appendix A-I and Appendix A-II (jointly the “Program”) entitled respectively “Crop Development Using Marker-Assisted Breeding”, “Enhancing the Sweet Sorghum Breeding Program” and “Management Practices for Efficient Production of High Biomass and Sweet Sorghums”.”

2.	The Parties agree to add the “Management Practices for Efficient Production of High Biomass and Sweet Sorghums” attached hereto as Attachment I as Appendix A-II to the Agreement and Attachment II as Appendix B-II to the Agreement.

3.	The Parties agree to add a sentence in Article 3.A. to read as follows:

“CERES agrees to pay for the direct and indirect cost of work of this Agreement to a maximum amount of four million three hundred ninety three thousand one hundred fifty eight dollars ($4,393,158) as described in the budget and attached as Appendix B... Further, Ceres agrees to pay for the direct and indirect cost of this Agreement to a maximum amount of five hundred thousand dollars ($500,000) as described in the budget and attached as Appendix B-I. Further, Ceres agrees to pay for the direct and indirect cost of this Agreement to a maximum amount of one hundred ninety nine thousand nine hundred seventy six dollars ($199,976) as described in the budget and attached as Appendix B-II. AGRILIFE will invoice CERES when the payments become due.”

4.	The Parties agree that this Amendment II is effective as of July 15, 2008.

5.	For the remainder, the Agreement remains unchanged and this Amendment II shall form an integral part thereof.
Made in two (2) copies.

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research (“AgriLife”)

By:	/s/ Richard Flavell	By:	/s/ Mark A. Hussey

Name: Richard Flavell, CBE, FRS Title: Chief Scientific Officer		Mark A. Hussey Director, Texas AgriLife Research Interim Vice Chancellor for Agriculture and Life Sciences Interim Dean, College of Agriculture and Life Sciences

For Ceres, Inc. (“CERES”)

By:	/s/ Richard Hamilton

Name: Richard Hamilton
Title: President & Chief Executive Officer

Attachment I
Appendix A-II
Proposal to Ceres
Management Practices for Efficient Production of
High Biomass and Sweet Sorghums
J.M. Blumenthal, Sorghum Cropping Systems Specialist
1. Introduction:
Many plant species have the potential to be used as dedicated bioenergy crops and each has unique ecological and botanical features. For Texas and the Southern and Central U.S. region, sorghum (Sorghum bicolor L. Moench) is a logical choice due to its high productivity, drought tolerance, established production systems, and genetic diversity. Sorghum is a versatile feedstock for conversion to renewable fuels utilizing three crop component approaches. Starch in the sorghum grain is already utilized since it is easily converted to ethanol with similar efficiency using the same methodologies as corn. Sweet sorghum stalks, traditionally used to produce sorghum syrup, can be milled and sugar from extracted juice can be fermented to ethanol using the same methods as in sugarcane processing. Finally, as cellulosic conversion technologies progress, newly developed high-biomass sorghum hybrids have the potential to become an ideal lignocellulosic feedstock, because of their ability to produce high tonnage with a higher water-use efficiency that conventional forage sorghum(Bean and McCollum, 2006; TCE publication SCS-2006-04).
Management guidelines for producing either sweet or high biomass sorghums in Texas (or anywhere else) are almost non-existent. While management recommendations for producing hay or silage from forage sorghums are available, they are of limited relevance for sucrose production in sweet sorghum stalks or management of high biomass sorghums that have plant heights of 4-6 m and stalk diameters of 3-6 cm. The most closely related production information may be found in management guidelines for sugarcane. Therefore, we believe that production information and management guidelines for these novel sorghums should be developed simultaneously with the breeding effort in an interdisciplinary approach.
Using this approach, the release of new genotypes will be integrated with deployment of associated management practices into appropriate agricultural regions of Texas. Adaptation of these new sorghums will be evaluated across the diverse agroecological zones of Texas and basic production practices such as optimum seeding rate, planting and harvesting guidelines, and other cropping components can be assessed. In addition, it is essential that optimum nutrient and water management guidelines be determined because these inputs are critical to overall profitability and energy balance associated with biomass cropping systems. Potential disease and insect problems will be identified and addressed. All crop production factors can be incorporated into appropriate crop production budgets and modeling efforts. This comprehensive plan will simultaneously promote rapid adoption of new genotypes and their associated management systems to increase likelihood of producer success and maximize economic impact.
2. Specific Objectives:

1) Examine adaptability of high biomass sorghum and sweet sorghum to the High Plains, Central, and Coastal areas of Texas.
2) Evaluate the effect of plant population on yield, agronomics, plant composition, sugar concentration, and profitability of high biomass sorghum and sweet sorghum.
3) Determine nutrient requirement of high biomass sorghum and sweet sorghum under various environments.
3. Material and Methods:
Objective 1: Hybrid adaptation and evaluation
Experiments will be conducted at Amarillo (irrigated), College Station (rainfed and irrigated), east Texas (China) (rainfed), and the Rio Grande Valley (Monte Alto) (irrigated). In each experiment, most advanced materials from the TAMU-Ceres biomass and sweet sorghum program will be planted in small plots (min. of 4 rows × 15’). Plants will be grown in 30-inch rows (Amarillo, College Station and China), or 40-inch rows (Monte Alto), respectively. Initially seeding rates for the different regions will be based on conventional forage sorghum guidelines. The fertilization requirement will be estimated based on the difference between nutrient measured in deep soil samples (N: 0’—3’; P, K, Micronutrients: 0-8”) and the plant requirement estimated by yield goal. Weed control will be atrazine applied preplant or early post emergence. Experiments requiring irrigation at Amarillo, College Station, and Monte Alto will be furrow irrigated. Insect control measures will be taken as warranted by pest pressure. At College Station, China, and Monte Alto all sorghum plants will be harvested for the first time when the head-producing hybrids are in the soft-dough growth stage. Thereafter a ratoon crop will be grown and all sorghum plants will be harvested when the head-producing plants reach the soft-dough growth stage for the second time (dependent on growing conditions and hybrid maturity, a third crop will be harvested at Monte Alto). At Amarillo, due to is shorter growing season, it is likely that only one harvest will be performed in late September. Agronomic data (such as plant height, lodging, biomass production, and plant moisture) and compositional data (analyzed at the TAMU sorghum quality lab for the biomass hybrids and sucrose yield and concentration for the sweet sorghums and nutrient removal of both the sweet and biomass sorghums) will be collected at all locations. Experimental design will be a randomized complete block with 4 replicates. Data will be subjected to ANOVA.

Objective 2: Plant populations
Experiments will be conducted at Amarillo (irrigated), College Station (rainfed and irrigated), China (rainfed), and Monte Alto (irrigated). With the exception of plant populations, agronomic practices will be as described for objective 1. In this study we will evaluate the effect of varying plant populations on the two most promising biomass sorghums and the two most promising sweet sorghums developed by the TAMU-Ceres program. Plant populations tested are 40,000, 60,000, 80,000, 100,000, and 120,000 plants per acre. Agronomic and quality data will be gathered as described in objective 1. Experimental design will be a randomized complete block with 4 replicates. Data will be subjected to ANOVA and regression analysis.
Objective 3: Nutrient requirement
Experiments will be conducted at Amarillo (rainfed and irrigated), College Station (rainfed and irrigated), China (rainfed), and Monte Alto (irrigated). With the exception of nitrogen management, agronomic practices will be as described for objective 1. In this study we will evaluate the effect of N fertilization on the two most promising biomass sorghums and the two most promising sweet sorghums developed by the TAMU-Ceres program. Nitrogen rates tested are 0, 60, 120, 180, 240, and 300 lb N per acre. Agronomic and quality data will be gathered as described in objective 1. Experimental design will be a randomized complete block with 4 replicates. Data will be subjected to ANOVA and regression analysis.
4. Timeline:

	Obj. 1	Obj. 2	Obj. 3
Year 1	X	X
Year 2	X	X
Year 3	X		X
Year 4	X		X
5. Deliverables:
Annual reports will be submitted to Ceres. Studies will be featured at AgriLife Research and Extension field days. Extension bulletins will be prepared discussing high biomass sorghum and sweet sorghum hybrid adaptation and best management practices. Presentations will also be made at local, regional, and national level to showcase research and to introduce producers and industry to the potential of high biomass sorghum and sweet sorghum as biofuel crops.

Attachment II
Appendix B-II

	Year 1	Year 2	Year 3	Year 4
Program specialist (20%)
Salary	$12,950	$12,950	$12,950	$12,950
Fringe Benefits & Insurance	$3,410	$3,410	$3,410	$3,410
Salary enhancement program
Dr. Blumenthal
Salary	$14,553	$14,553	$14,553	$14,553
Fringe Benefits & Insurance	$3,447	$3,447	$3,447	$3,447
Total Direct Costs	34,360	34,360	34,360	34,360
Institutional overhead (45.5%)	15,634	15,634	15,634	15,634
Total costs	49,994	49,994	49,994	49,994

CONFIDENTIAL
AMENDMENT III
to the Sponsored Research Agreement between Ceres, Inc. (“CERES”) and Texas AgriLife Research (formerly the Texas Agricultural Experiment Station) of The Texas A&M University System (“AgriLife”) effective as of August 29, 2007, as amended (the “Agreement”).
1.	The Parties agree to add a new Article 15.M as follows:

“M. Notwithstanding anything to the contrary in this Article 15, the Parties agree that the Materials provided to CERES pursuant to Section B of Appendix A of the SRA may be supplied to parties with whom CERES has entered into collaboration or evaluation agreements (“Collaborators”), provided that Collaborators (i) will only be allowed to use such Materials for the purpose of the implementation of their agreement or agreements with CERES, and (ii) will be subject to obligations consistent with Articles 15.C, 15.D, 15.E, 15.F and 15.I. CERES will provide to AgriLife information with respect to the Materials feedstock composition generated pursuant to CERES’ agreements with Collaborators and which CERES has the right to communicate to AgriLife; such information will be deemed Confidential Information of CERES.

2.	The Parties agree that this Amendment III is effective as of October 22, 2008.

3.	For the remainder, the Agreement remains unchanged and this Amendment III shall form an integral part thereof.
Made in two (2) copies.

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research

By:	/s/ Richard Flavell	By:	/s/ Bill Dugas	27/1/09

Name: Richard Flavell, CBE, FRS		Bill Dugas
Title: Chief Scientific Officer		Deputy Director, Texas AgriLife Research

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research

By:	/s/ Richard Hamilton	By:	/s/ Mark A. Hussey	27/1/09

Name: Richard Hamilton		Mark A. Hussey
Title: President & Chief Executive Officer		Vice Chancellor & Dean of College of Agriculture and Life Sciences

CONFIDENTIAL
AMENDMENT IV
to the Sponsored Research Agreement between Ceres, Inc. (“CERES”) and Texas AgriLife Research (formerly the Texas Agricultural Experiment Station) of The Texas A&M University System (“TAES”) effective as of August 29, 2007, as amended (the “Agreement”).
1.	The Parties agree to add a new Article 15.N as follows:

“N. Notwithstanding anything to the contrary in this Agreement, the Parties agree that any Materials provided by TAES to CERES pursuant to this Agreement which are germplasm or Lines may be used by CERES for the following purposes: (a) creating hybrids using Materials and/or other germplasm or lines and (b) research activities with, and trialing and evaluating of (i) the Materials and any hybrids made using Materials and (ii) any plant material or seed derived from such Materials or hybrids. Further, such Materials and any hybrids derived therefrom and any plant material or seed of any of the foregoing may be supplied by CERES to parties with whom CERES has entered into collaboration, evaluation, material transfer or field evaluation agreements (“Collaborators”) or to any subcontractors of Ceres (“Subcontractors”), provided that Collaborators and Subcontractors (i) will only be allowed to use such Materials for the purpose of the implementation of their agreement or agreements with CERES, (ii) will be subject to obligations consistent with Articles 15.C, 15.D, 15.E, 15.F and 15.I and (iii) will only perform activities as referred to in (a) or (b) hereinabove. Any commercialization by CERES of Material or hybrids therefrom will be governed by the relevant clauses of this Agreement, the IPRA and/or license agreements which may be entered into by the Parties.”

2.	The Parties agree that this Amendment IV is effective as of the start of the Program Term.

3.	For the remainder, the Agreement remains unchanged and this Amendment IV shall form an integral part thereof.
Made in two (2) copies.

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research (“AgriLife”)

By:	/s/ Richard Flavell	By:	/s/ Bill Dugas	7/4/09

Name: Richard Flavell, CBE, FRS		Bill Dugas
Title: Chief Scientific Officer		Interim Director, Texas Agricultural Experiment Station

For Ceres, Inc. (“CERES”)		For Texas AgriLife Research (“AgriLife”)

By:	/s/ Richard Hamilton	By:	/s/ Mark A. Hussey

Name: Richard Hamilton		Mark A. Hussey
Title: President & Chief Executive Officer		Vice Chancellor & Dean, Agriculture and Life Sciences